UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

CUTERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

June 15, 2020

at 9:00 A.M. Pacific Time

To our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Cutera, Inc. (the “Company”). The meeting will be held on June 15, 2020, at 9:00 a.m. Pacific Time, virtually by visiting https://cutera.zoom.us/j/98478479022, or dialing US: +1 669 900 9128 or +1 253 215 8782 or +1 346 248 7799 or +1 301 715 8592 or +1 312 626 6799 or +1 646 558 8656 and using Webinar ID: 984 7847 9022, where you will be able to listen to the meeting live, submit questions and vote online. The meeting is being held for the following purposes:

1.

Elect six directors, constituting the entire Board of Directors, to each serve a one-year term that expires at the 2021 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.

Ratify the selection of BDO USA, LLP as the independent registered public accounting firm of the Company (the “Independent Registered Public Accounting Firm”) for the fiscal year ending December 31, 2020;

3.	Hold a non-binding advisory vote on the compensation of Named Executive Officers;

4.	Approve the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares available for issuance under the 2019 Equity Incentive Plan; and

5.

Transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting.

To help conserve resources and reduce printing and distribution costs, we will be mailing a notice to our stockholders, instead of a paper copy of this proxy statement, our 2019 Annual Report and a form of proxy card or voting instruction card (collectively referred to as “Proxy Material”). The notice will have instructions on how to access our Proxy Material over the internet and instructions on how stockholders can receive a paper copy of our Proxy Materials if so desired. Your vote is important, regardless of the number of shares that you own. Whether or not you intend to attend the Annual Meeting of Stockholders, please vote as soon as possible to make sure that your shares are represented. The meeting will begin promptly at 9:00 a.m., local time. Only holders of record of shares of our common stock (NASDAQ: CUTR) at the close of business on April 16, 2020 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting. As part of our precautions regarding the coronavirus or COVID-19, we have decided to hold the annual meeting only as a virtual meeting.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting on the Investor Overview tab of our website at www.cutera.com.

By order of the Board of Directors,

/s/ David H. Mowry	Brisbane, California April 29, 2020

Chief Executive Officer & Director

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the ANNUAL meeting OF STOCKHOLDERS virtually by visiting https://cutera.zoom.us/j/98478479022, or dialing US: +1 669 900 9128 or +1 253 215 8782 or +1 346 248 7799 or +1 301 715 8592 or +1 312 626 6799 or +1 646 558 8656 and using Webinar ID: 984 7847 9022. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote at the meeting if you attend the meeting virtually. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Page
QUESTIONS & ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

What is a proxy statement and what is a proxy?	2
Why am I receiving these proxy materials?	2
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	2
What is the purpose of the Annual Meeting?	2
Who is entitled to attend the meeting?	2
Who is entitled to vote at the meeting?	3
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	3
What items of business will be voted on at the meeting?	3
Will any other matters be decided at the Annual Meeting of Stockholders?	3
How does the Board recommend that I vote?	3
What shares can I vote at the meeting?	4
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	4
How can I vote my shares without attending the meeting?	4
How can I vote my shares at the virtual meeting?	4
Can I change my vote?	4
Is my vote confidential?	5
What vote is required to approve each item and how are votes counted?	5
What is a “broker non-vote”?	6
How are “broker non-votes” counted?	6
How are abstentions counted?	6
What happens if additional matters are presented at the meeting?	6
Who will serve as inspector of election?	6
What should I do in the event that I receive more than one set of proxy/voting materials?	6
Who is soliciting my vote and who will bear the costs of this solicitation?	7
Where can I find the voting results of the meeting?	7
What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?	7

STOCK OWNERSHIP	9

Security Ownership of Certain Beneficial Owners and Management	9
Delinquent Section 16(a) Reports	11

CORPORATE GOVERNANCE AND BOARD MATTERS	12

Director Independence	12
Board Leadership Structure	12
Risk Oversight and Analysis	13
Committees of the Board	13
Meetings Attended by Directors	14
Director Nomination Process	15
Director Compensation	16
2019 Director Compensation Table	16
Code of Ethics	17
Hedging Policy	18
Compensation Committee Interlocks and Insider Participation	18

PROXY STATEMENT

FOR

2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2020

The Board of Directors (“Board”) of Cutera, Inc., a Delaware corporation, is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders to be held on June 15, 2020, beginning at 9:00 a.m., Pacific Time, which is the local time, virtually by visiting https://cutera.zoom.us/j/98478479022, or dialing US: +1 669 900 9128 or +1 253 215 8782 or +1 346 248 7799 or +1 301 715 8592 or +1 312 626 6799 or +1 646 558 8656 and using Webinar ID: 984 7847 9022, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement the terms “we”, “our”, “Cutera” and the “ Company ” each refer to Cutera, Inc.; the term “ Board ” means our Board of Directors; the term “ proxy materials ” means this proxy statement, the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2020, and amended on Form 10K/A on April 14, 2020, and the term “Annual Meeting” means our 2020 Annual Meeting of Stockholders.

We are sending the Notice of Internet Availability of Proxy Materials on or prior to May 4, 2020, to all stockholders of record at the close of business on April 16, 2020 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

What is a proxy statement and what is a proxy?	A proxy statement is a document that the rules and regulations of the United States including the SEC require the Company to give to you when it asks you to give a proxy designating individuals to vote on your behalf. A proxy is your legal designation to another person to vote shares that you own. That other person is called a proxy. If you delegate someone as your proxy in a written document, that document is also called a proxy or proxy card.

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date. As a stockholder of record, you are invited to attend the meeting virtually and are entitled to and requested to vote on the items of business described in this proxy statement.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.

All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials.

Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found on the Notice, along with instructions regarding procedures designed to ensure the authenticity and correctness of your proxy vote.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you chose prior to the Record Date to receive future proxy materials by email, you should receive an email this year with instructions containing a link to those materials and a link to the proxy voting site. In connection with our upcoming Annual Meeting, if you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the purpose of the Annual Meeting?	At our Annual Meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?

You are entitled to attend the meeting virtually only if you owned our common stock (or were a joint holder) as of the Record Date, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record, but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 9:00 a.m., local time. As part of our precautions regarding the coronavirus or COVID-19, we have decided that the annual meeting will only take place as a virtual meeting.

Who is entitled to vote at the meeting?	All stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.

As of the Record Date, 14,720,562 shares of our common stock were outstanding. Each outstanding share of our common stock entitles the holder to one vote on each matter properly brought before the meeting. Accordingly, there are a maximum of 14,720,562 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, personally or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting constitutes a quorum. A quorum is required to conduct business at the meeting. Accordingly, the presence of the holders of our common stock representing at least 7,360,282 votes will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on at the meeting are as follows:

1. Elect six nominees to serve as directors on our Board;

2. Ratify BDO USA, LLP (“BDO”) as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020;

3. Non-binding advisory vote on the compensation of our Named Executive Officers;

4. Approve the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares available for issuance under the 2019 Equity Incentive Plan; and

5.  Transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

These proposals are described more fully in this proxy statement. As of the date of this proxy statement, the only business that our Board intends to present, or knows of that others will present at the meeting, is set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

Will any other matters be decided at the Annual Meeting of Stockholders?	At the date of this proxy statement, the Company does not know of any other matters to be raised at the Annual Meeting of Stockholders other than those described in this proxy statement. If any other matters are, in accordance with the Delaware General Corporation Law, other applicable law, or the Company’s Amended and Restated Certificate of Incorporation (“Articles”), properly presented for consideration at the Annual Meeting of Stockholders, such matters will, subject to the Delaware General Corporation Law, the Articles and applicable law, be considered at the Annual Meeting of Stockholders and the individuals named in the proxy card will vote on such matters in their discretion.

How does the Board recommend that I vote?	Our Board recommends that you vote your shares (i) “FOR” each of the six director nominees, (ii) “FOR” the ratification of BDO as the Independent Registered Public Accounting Firm for the fiscal year ending December 31,

2020, (iii) “FOR” the non-binding advisory vote on the compensation of our Named Executive Officers, and (iv) “FOR” approval of the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares available for issuance under the 2019 Equity Incentive Plan.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the virtual meeting. We have enclosed a proxy card for your use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting virtually. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares at the virtual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Our stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.

How can I vote my shares virtually at the meeting?	Shares held in your name as the stockholder of record may be voted at the meeting if you attend virtually. At the meeting, you will be instructed how to submit your vote to a Computershare representative. Shares held beneficially in street name may be voted at the meeting virtually only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting virtually, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Vice President, General

Counsel & Corporate Secretary prior to your shares being voted, or by attending the meeting virtually. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting virtually and voting at the meeting.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Cutera or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. Each director nominee receiving affirmative “FOR” votes in excess of “Against” votes at the meeting (a majority of votes cast) will be elected to serve as a director. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of BDO as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020. The affirmative “FOR” vote of a majority of the shares personally represented or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Non-binding advisory vote on the compensation of our Named Executive Officers. The affirmative “FOR” vote of a majority of the shares personally represented or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Approval of the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares available for issuance under the 2019 Equity Incentive Plan. The affirmative “FOR” vote of a majority of the shares personally represented or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” ratification of BDO as our Independent Registered Public Accounting Firm, “FOR” the approval, by non-binding vote, of executive compensation, “FOR” the approval of the amendment and restatement of our 2019 Equity Incentive Plan to increase the total number of shares available for issuance under the 2019 Equity Incentive Plan, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, which includes ratifying the appointment of an independent registered public accounting firm but does not include the election of directors, the non-binding vote on executive compensation or the approval of the amendment and restatement of our 2019 Equity Incentive Plan. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of BDO as the Independent Registered Public Accounting Firm.

However, if you do not instruct your broker how to vote with respect to the election of directors, the non-binding vote on executive compensation and the approval of the amendment and restatement of our 2019 Equity Incentive Plan, your broker may not vote with respect to such proposal and your shares will not be counted as voting in favor of these matters.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining the presence of a quorum, but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST ” a proposal.

What happens if additional matters are presented at the meeting?	Other than the four proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, David H. Mowry, our Chief Executive Officer, and J. Daniel Plants, our Board Chairperson, with full power of substitution, will have the discretion to vote your shares on any additional matters that may be properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will serve as inspector of election?	We expect a representative of Computershare Trust Company, Inc., our transfer agent, to tabulate the votes, and expect Darren W. Alch, our Vice President, General Counsel and Corporate Secretary to act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each Cutera proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, are not expected to be material.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the Annual Meeting and file a Form 8-K with the SEC within four business days after the end of our Annual Meeting to report the voting results.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting to be held in 2021, the written proposal must be received by our Vice President, General Counsel & Corporate Secretary at our principal executive offices no later than January 4, 2021, which is the date 120 calendar days before the anniversary of the mailing date of the Notice of Internet Availability of Proxy Materials. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead the close of business on the later of 120 calendar days in advance of such annual meeting and 10 days following the date on which public announcement of the date of the meeting is first made. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. Proposals should be addressed to:

General Counsel & Corporate Secretary

Cutera, Inc.

3240 Bayshore Blvd.

Brisbane, California 94005-1021

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the “Vice President, General Counsel & Corporate Secretary” at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an Annual Meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our Vice President, General Counsel & Corporate Secretary in accordance with the provisions of our bylaws, which require that the notice be received by our Vice President, General

Counsel & Corporate Secretary no later than January 4, 2021 unless the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting.

Copy of Bylaw Provisions: Our bylaws are available on the Investor page of our website at www.cutera.com. You may also contact our Vice President, General Counsel & Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Current Management

The following table provides information relating to the beneficial ownership of our common stock as of April 1, 2020, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our current named executive officers (including our Chief Executive Officer, our Interim Chief Financial Officer and our President);

•	each of our former Named Executive Officers;

•	each of our current directors; and

•	our current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 1, 2020, through the exercise of any stock option or other right. The number and percentage of shares beneficially owned is computed on the basis of 14,578,146 shares of our common stock outstanding as of April 1, 2020 plus, for each beneficial owner, the amount of shares issuable to such beneficial owner upon the exercise of warrants and options that are exercisable within 60 days. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by principal stockholders or Schedules 13D and 13G filed with the SEC.

Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for which an address is not otherwise provided is c/o Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021.

Beneficial Owner	Number of Shares Beneficially Owned		Warrants and Options Exercisable Within 60 Days	Approximate Percent Owned
GAMCO Investors, Inc.	2,104,247	(1)	—	15.0%
One Corporate Center
Rye, New York 10580
BlackRock, Inc.	2,162,886	(2)	—	15.2%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	909,051	(3)	—	6.38%
100 Vanguard Blvd.
Malvern, PA 19355
R. Jason Richey	165,817		—	*
James A. Reinstein	134,445		—	*
David H. Mowry	106,930		—	*
Joseph E. Whitters	87,446		—	*
Gregory A. Barrett	47,577		—	*
Timothy J. O’Shea	44,285		—	*

Beneficial Owner	Number of Shares Beneficially Owned	Warrants and Options Exercisable Within 60 Days	Approximate Percent Owned
Sandra A. Gardiner	31,161	6,003	*
J. Daniel Plants(4)	15,873	14,000	*
David B. Apfelberg	10,786	—	*
Katherine S. Zanotti	9,946	—	*
Fuad Ahmad(5)	—	—	*
All current directors and executive officers as a group (11 persons)	453,691	14,000	2.3%

*	Less than 1%.
(1)

As reported in Amendment No. 10 to Schedule 13D filed by GAMCO Investors, Inc. on January 25, 2019 with the SEC. The aggregate number of shares reported relates to 2,104,247 shares owned as follows: 636,407 by Gabelli Funds, LLC (“Gabelli Funds”), 1,074,201 by GAMCO Asset Management Inc. (“GAMCO”) and 393,639 by Teton Avisors, Inc. Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons. GCIA is deemed to have beneficial ownership of the shares owned beneficially by G.research, LLC. Associated Capital Group, Inc. (“AC”), GAMCO Investors, Inc. (“GBL”) and GGCP, Inc. (“GGCP”) are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons other than Mario Gabelli and the Gabelli Foundation, Inc. Each of the foregoing persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have authority to vote 47,800 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Company held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, AC, GBL, and GGCP is indirect with respect to shares beneficially owned directly by the other persons.

(2)	As reported in Amendment No. 5 to Schedule 13G filed by BlackRock, Inc. on February 4, 2020 with the SEC.
(3)

As reported in Amendment No. 1 to Schedule 13G filed by The Vanguard Group on February 12, 2020 with the SEC. Such beneficial owner reported that it has sole power to vote or direct the vote over 29,549 shares of our common stock, the shared power to vote or direct the vote over 973 shares of our common stock, the sole power to dispose or direct the disposition of 880,220 shares of our common stock, and the shared power to dispose or direct the disposition of 28,831 shares of our common stock.

(4)

Mr. Plants is the Managing Partner of Voce Capital Management LLC, the holder of 390,389 shares (approximately 2.7%) of our outstanding common stock as of April 1, 2020. Mr. Plants has disclaimed beneficial ownership of the shares owned by Voce Capital Management LLC, except to the extent of his pecuniary interest therein, however he has the sole or shared voting power of the shares reflected in this table.

(5)

Mr. Ahmad is serving as Interim Chief Financial Officer as an employee of FLG Partners, LLC, who we have engaged to provide us with an interim chief financial officer on November 15, 2019. Thus, Mr. Ahmad does not beneficially own any shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers, and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) Statement of Changes of Beneficial Ownership of Securities forms they file (SEC Forms 3, 4, and 5).

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no SEC Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2019 all reports were timely filed.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our common stock is listed on the NASDAQ Stock Market (“NASDAQ”). Under the NASDAQ listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the NASDAQ listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the NASDAQ listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the NASDAQ listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the NASDAQ listing standards

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of the directors, other than David H. Mowry, our Chief Executive Officer, satisfy the current “independent director” standards established by NASDAQ. In 2019, the Nominating and Corporate Governance Committee recommended to the Board that all directors other than our Chief Executive Officer be independent as defined by NASDAQ listing rules.

Board Leadership Structure

The roles of Chairperson of the Board and Chief Executive Officer are filled by separate individuals. Our Board believes that the separation of the offices of the Chairperson and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on our business strategy, operations and corporate vision. However, our Board does not have a policy mandating the separation of the roles of Chairperson and Chief Executive Officer, though one can be established by the Board. Our Board elects our Chairperson and Chief Executive Officer, and each of these positions may be held by the same person or by different people. We believe that it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of our needs and our leadership at a given point in time.

We believe that independent and effective oversight of our business and affairs is maintained through the composition of our Board, the leadership of our independent directors and the committees and our governance structures and processes already in place. The Board currently consists entirely of independent directors, other than David H. Mowry, our Chief Executive Officer, and the committees of our Board are composed solely of independent directors.

Our Chairperson of the Board is J. Daniel Plants. We believe Mr. Plants’ qualifications to serve as our Chairperson include his substantial experience as a strategic advisor and corporate attorney, as well as his role as the founder of a successful investment management firm and status as a significant Company stockholder, which bring valuable skills and perspective to the Board in the areas of finance, capital markets, strategy and corporate governance.

As described in more detail below, the Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Enterprise Risk Committee. As deemed advisable by the Board, various ad hoc committees may be established from time to time to accomplish a specific goal or purpose and cease to exist when that goal or purpose is realized. The chairperson and each member of all committees is an independent director. The Board delegates substantial duties and responsibilities to each committee. The committees make recommendations to the Board and report regularly to the Board on their activities and any actions they have taken. We believe that our independent Board committees and their chairperson are an important aspect of our Board leadership and governance structure.

Risk Oversight and Analysis

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, political, regulatory, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Our management is responsible for managing the risks we face in the ordinary course of operating our business. The Board oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to our business.

Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at meetings of our Board, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate.

While our Board has the ultimate responsibility for risk management and oversight, various committees of the Board also support the Board in its fulfillment of this responsibility. For example, our Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our system of disclosure controls and our internal controls over financial reporting risks associated with our cash investment policies, risks related to regulatory matters, and evaluating and advising on other matters. Our business is run conservatively and excessive risk-taking has been discouraged. As a result, risk analysis has not been a significant factor for our Compensation Committee in establishing compensation. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, governance, membership and structure. The Enterprise Risk Committee, created in 2018, assists the Board in supervising the enterprise risk management activities of the Company and its subsidiaries, and advises the Board with respect to the enterprise risk management framework of the Company. The Enterprise Risk Committee further assists the Board in its oversight of the Company’s management of key risks, including strategic and operational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks.

Committees of the Board

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Enterprise Risk Committee. The membership during the last fiscal year, and the function of each of the committees, are described below. Starting with the 2019 Annual Meeting, the Board decreased the number of directors constituting the Board from eight to six directors. On July 8, 2019, the number of directors constituting the Board increased from six to seven as David H. Mowry, the Company’s Chief Executive Officer, was appointed to the Board.

Name of Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		Enterprise Risk Committee
Non-Employee Directors:
J. Daniel Plants	X
David B. Apfelberg, M.D.(1)			X		X
Gregory A. Barrett			X	*	X
Timothy J. O’Shea	X				X	*	X
Joseph E. Whitters	X	*					X
Katherine S. Zanotti			X				X	*
Employee Director:
David H. Mowry(3)
Number of Meetings Held During the Last Fiscal Year	5		9		8		2

X = Committee member

* = Chairperson of Committee

(1)

In August 2019, Dr. Apfelberg informed the Board that he would not stand for re-election. Effective with the 2020 Annual Meeting, Dr. Apfelberg will no longer serve as a member the Compensation Committee or the Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. The Audit Committee operates under a written charter adopted by the Board and a copy of the charter can be found on the Investor page, under the Corporate Governance section of our website at www.cutera.com. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s Independent Registered Public Accounting Firm, and the Company’s compliance with applicable legal requirements and its business conduct policies. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NASDAQ rules and the independence requirements of the SEC. Joseph E. Whitters serves as a member of the Board and Chairperson of the Audit Committee. Our Board has determined that Mr. Whitters qualifies as an “audit committee financial expert” as defined in the SEC rules. The report of the Audit Committee appears on page 20 of this proxy statement.

Compensation Committee. The Compensation Committee, together with our Board, establishes compensation for our Chief Executive Officer and the other executive officers and administers the Company’s 2019 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan. Each member of the Compensation Committee meets the requirements for independence for compensation committee members under the NASDAQ listing standards and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has a written charter, which was adopted by our Board, and can be found on the Investor page, under the Corporate Governance section of our website at www.cutera.com. The report of the Compensation Committee appears on page 62 of this proxy statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board on matters concerning corporate governance, Board composition, identification, evaluation and nomination of director candidates, Board committees, Board compensation, and conflicts of interest. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the NASDAQ listing standards and SEC rules and regulations. The Nominating and Corporate Governance Committee has a written charter, which was adopted by our Board and can be found on the Investor page, under the Corporate Governance section of our website at www.cutera.com.

Enterprise Risk Committee. The Enterprise Risk Committee was created in 2018 to assist the Board and the Audit Committee, where applicable, in supervising the enterprise risk management activities of the Company and its subsidiaries and advise the Board with respect to the enterprise risk management framework of the Company. The Committee’s function is primarily one of oversight, and its members do not provide any expert advice as to the Company’s risk management. Each member of our Enterprise Risk Committee meets the requirements for independence under the NASDAQ listing standards and SEC rules and regulations. The Enterprise Risk Committee has a written charter in draft form which, when adopted by our Board, will be posted on the Investor page, under the Corporate Governance section of our website at www.cutera.com.

Meetings Attended by Directors

Each of the directors attended at least 90% of the meetings of the Board or committee(s) on which he or she served during 2019.

The directors of the Company are encouraged to attend the Company’s Annual Meeting of Stockholders. In 2019, all of our directors at the time attended the meeting either physically or telephonically. All directors joined the meeting telephonically, except for our Chairperson, Mr. Plants who attended in person.

Director Nomination Process

Director Qualifications. The Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of members of the Board. While the Nominating and Corporate Governance Committee has not formalized specific minimum qualifications they believe must be met by a candidate to be recommended by the independent members, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) have broad and relevant experience, (ii) are predominantly independent, (iii) are of high integrity, (iv) have qualifications that will increase overall Board effectiveness and enhance long-term stockholder value, and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. While the Nominating and Corporate Governance Committee does not maintain a specific policy with respect to Board diversity, the candidates for Board membership should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Ethics. However, California law requires that publicly held corporations headquartered in the state include at least one female director on their boards of directors. By the end of 2021, subject corporations with five board members must have at least two female directors, while those with six or more directors must have at least three female directors. The Company is in compliance with such law, and the Nominating and Corporate Governance Committee will continue to monitor the Company’s compliance. The Nominating and Corporate Governance Committee and the Board are committed to diversity and consider diversity among other qualifications, experience, attributes or skills in its process of identifying and evaluating candidates to be nominees to the Board. As they do annually, in 2019 the Nominating and Corporate Governance Committee evaluated its procedures for recommending candidates to the Board. The procedure was reviewed by the entire Board and implemented in 2019 with the selection of Ms. Zanotti and Mr. Whitters, among others, to join the Board.

Stockholder Nominations and Recommendations. As described above in the Question and Answer section of this proxy statement under “What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?,” our bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Vice President, General Counsel & Corporate Secretary at 3240 Bayshore Blvd., Brisbane, California 94005-1021 no later than January 4, 2021:

•	the candidate’s name;

•	home and business contact information;

•	detailed biographical data, relevant qualifications, professional and personal references;

•	information regarding any relationships between the candidate and Cutera within the last three years; and

•	evidence of ownership of Cutera stock by the recommending stockholder.

Identifying and Evaluating Director Nominees. Typically new candidates for nomination to the Board are suggested by existing directors or by our executive officers, although candidates may initially come to our attention through professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee carefully reviews the qualifications of any candidates who have been properly brought to its attention. Such a review may, in the Nominating and Corporate Governance Committee’s discretion, include a review solely of information provided to the Nominating and Corporate Governance Committee or may also include discussion with persons familiar with the candidate, an interview with the candidate, or other actions that the Nominating and Corporate Governance Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, Nominating and Corporate Governance Committee considers many factors, including, issues of character, judgment, diversity, independence, expertise, length of service, and other commitments. In addition, the Nominating and Corporate Governance Committee takes into account professional experience, skills and background in considering and evaluating candidates. Although diversity is one factor considered in the nomination process, the Company does not have a formal policy relating to diversity except as required by applicable law. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the Nominating and Corporate Governance Committee using the same criteria as other candidates. Candidates are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Director Nominees at our 2020 Annual Meeting. Our Nominating and Corporate Governance Committee recommended the 2020 director nominees for nomination to our Board.

Director Compensation

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.

The following table sets forth a summary of the cash compensation paid, and the grant date fair value of shares of Cutera common stock which vest over a one-year period, awarded to our non-employee directors in the fiscal year ended December 31, 2019.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
J. Daniel Plants	101,750	99,989	—	201,739
David B. Apfelberg, M.D.(4)	53,500	99,989	—	153,489
Gregory A. Barrett	108,500	99,989	—	208,489
Elisha W. Finney(5)	35,000	—	—	35,000
Timothy J. O’Shea	100,000	99,989	—	199,989
Clinton H. Severson(5)	33,250	—	—	33,250
Joseph E. Whitters	46,250	150,682	—	196,932
Katherine S. Zanotti	41,250	150,682	—	191,932

(1)	The amounts reported in this column were earned in connection with serving on our Board and its various committees, and include service as Board or Committee Chairperson.
(2)

The amounts reported in this column represent the aggregate grant date fair value of shares of Cutera common stock awarded during the fiscal year ended December 31, 2019 to each of the non-employee directors.

(3)	The amounts reported in this column represent fees for services provided for other than serving on our Board or its committees.
(4)	Will not stand for re-election at the Company’s 2020 Annual Meeting of Stockholders, however will serve as a director until then.
(5)	Ceased serving as a director as of the Company’s 2019 Annual Meeting of Stockholders held on June 14, 2019.

Compensation of the Board of Directors for Their Position on the Board and its Committees

Effective October 31, 2017, on the recommendation of the Compensation Committee after consultation with the Compensation Committee’s external compensation consultant, Compensia, the Board approved certain revisions to Board compensation. Thereafter, each non-employee director appointed to the Board earned the following compensation:

•	$50,000 for service as the Chairperson of the Board;

•	$45,000 for service as a Board member;

•	Annual equity award of restricted shares with a grant date fair value of $100,000 for service as a Board member vesting over a one year period on the occurrence of the Annual Meeting of Stockholders;

•

Initial equity award for new non-employee directors of restricted shares with a grant date fair value of $150,000, one-third of such shares to vest on each of the first three anniversaries of the date the Board appoints, or the stockholders elect, the new outside director;

•	$6,000 additionally for service as a Compensation Committee member;

•	$7,500 additionally for service as an Audit Committee member;

•	$20,000 additionally for service as Chairperson of the Audit Committee;

•	$20,000 additionally for service as Chairperson of the Compensation Committee; and

•	$9,000 additionally for service as Chairperson of the Nominating and Corporate Governance Committee; and

•	$5,000 additionally for service as a Nominating and Corporate Governance Committee member.

•	$9,000 additionally for service as Chairperson of the Enterprise Risk Committee; and

•	$5,000 additionally for service as an Enterprise Risk Committee member.

Equity Awards for Members of the Board of Directors

Our Amended and Restated 2004 Equity Incentive Plan provides for the automatic grant of options to purchase shares of Cutera common stock to our non-employee directors. Until October 31, 2017, each non-employee director appointed to the Board received an initial option to purchase 14,000 shares of Cutera common stock upon his or her appointment. Each of these stock options had an exercise price equal to fair market value of Cutera common stock on the date of grant and a term of seven years, and becomes exercisable as to one-third of the shares subject to the option on each of the first three anniversaries of its date of grant, provided the non-employee director remains a director. In addition, until October 31, 2017, each non-employee director, who was a director on the date of each Annual Meeting of Stockholders and had been a director for at least the preceding six months, received an award of shares represented by the quotient of $60,000 divided by the closing market price of Cutera common stock on the date of such Annual Meeting of Stockholders. These shares vest on the one-year anniversary of the grant date. Effective October 31, 2017, the Board revised various elements of non-employee director compensation to provide for an annual grant to non-employee directors of shares of restricted stock pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan, as amended, with a grant date fair market value of $100,000, and which vest on the next Annual Meeting of Stockholders. The Board also approved a revision to outside directors’ initial award in the form of a one-time award of shares of restricted stock with a grant date fair value of $150,000, one-third of such shares to vest on each of the first three anniversaries of the date the Board appoints, or the stockholders elect, the new outside director. The award replaces the initial option to purchase 14,000 shares of Cutera common stock upon his or her appointment.

Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Business Conduct and Ethics (the “Code”) for all executive officers and other employees, agents and representatives. The Code is designed to deter wrongdoing and to promote honest, ethical, and socially and environmentally responsible conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and accountability for adherence to the Code. In 2019, the Board revised the Code to address certain environmental, social and governance matters that more closely reflect the importance the Board places on such matters. A copy of the revised Code is available on our website at www.cutera.com. Any change to, or waiver from, the code will be disclosed as required by applicable securities laws.

Hedging Policy

According to our Insider Trading Compliance Program, no employee of the Company, including, but not limited to, our executive officers and directors, may invest in derivatives of the Company’s securities. This prohibition includes, but is not limited to, trading in put or call options related to securities of the Company or otherwise hedging or offsetting any decrease in the market value of securities.

Compensation Committee Interlocks and Insider Participation

Currently, our Compensation Committee consists of David B. Apfelberg, M.D., Gregory A. Barrett, and Katherine S. Zanotti. No current or expected member of the Compensation Committee, nor any of our Named Executive Officers, has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

No current or expected member of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Communications with the Board by Stockholders

Stockholders wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board, or to the particular Board member, and mailing the correspondence to: Attention: Board, c/o Vice President, General Counsel & Corporate Secretary, Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. The Board will endeavor to promptly respond to all appropriate communications and encourages all stockholders and interested persons to use the aforementioned email and mailing address to send communications relating to the our business to the Board and its members.

Succession Planning

Succession planning is a top priority for the Board and our management team, with the objective of having a pipeline of leaders for the immediate and long-term future. The Board and management take a proactive approach to achieve this objective. The Board has delegated to the Nominating and Corporate Governance Committee, pursuant to the committee’s charter, the responsibility for CEO and senior management succession planning. The committee is tasked with doing so in the context of the challenges and opportunities facing us, of the skills and expertise likely to be required by us in the future and of the benefits of diversity in its widest sense. These processes enable the Board to address both long-term, planned occurrences, such as retirement or change in roles, as well as short-term unexpected events.

Environmental, Sustainability and Corporate Social Responsibility

Corporate responsibility and sustainability are important to Cutera and guide our actions as a company. We have always focused on delivering strong financial results, but we are committed to doing so in a way that respects the communities and environments in which we operate. In 2019, we engaged in a wide dialogue with investors on a variety of matters, including among other things, around their growing interest in environmental, social and governance (“ESG”) performance and the impact on financial results. The Board has increased its own involvement in ESG matters by including various such matters in the revised Code of Business Conduct and Ethics. During 2020, we will provide updates on our initiatives and activities in the ESG aspects of our business under the “Investor Overview Corporate Governance” section of the Company’s website at www.cutera.com, which provides information on our policies, social impact and environmental programs, as well as our sustainability efforts.

Stock Ownership Guidelines

To enhance our overall corporate governance practices and director compensation program, our Board adopted Stock Ownership Guidelines on July 28, 2017, which were amended and restated in their entirety by Amended and Restated Stock Ownership Guidelines adopted by our Board on June 11, 2019. The Amended and Restated Stock Ownership Guidelines are applicable to our non-employee directors, as well as certain members of our senior management. These guidelines are designed to align our non-employee directors’ interests with our stockholders’ long-term interests by promoting long-term ownership of Cutera common stock. Our non-employee Directors are required to own the lesser of either (i) 5,200 shares of the Company’s common stock, or (ii) a number of shares of the Company’s common stock equal in value to at least three times the director’s annual compensation for Board membership (however paid, and exclusive of Committee membership compensation). Each Director has five years from the later of the date of his or her initial election to the Board or July 28, 2017 to attain the required level of ownership. Once attained, the level of ownership must be maintained.

As of April 1, the non-employee directors’ holdings and target guidelines were as follows:

Non-Employee Directors	Stock Beneficial Ownership as of April 1, 2020		Minimum Stock Ownership Required(1)
J. Daniel Plants	15,873	(3)	5,200
David B. Apfelberg(2)	10,786		5,200
Gregory A. Barrett	47,577		5,200
Timothy J. O’Shea	44,285		5,200
Joseph E. Whitters	87,446		5,200
Katherine S. Zanotti	9,946		5,200

(1)	Based on the closing stock price of $12.60 on April 1, 2020, all non-employee directors already beneficially owned shares that exceed the minimum stock ownership required.
(2)	In August of 2019, Dr. Apfelberg informed the Board that he would not stand for re-election.
(3)

Mr. Plants is the Managing Partner of Voce Capital Management LLC, the holder of 295,978 shares (approximately 2.1%) of our outstanding common stock as of April 1, 2020. While Mr. Plants has disclaimed beneficial ownership of the shares owned by Voce Capital Management LLC, except to the extent of his pecuniary interest therein, he has the sole or shared voting power of the shares represented here.

On January 6, 2015, we entered into an agreement with Voce Capital Management LLC and Mr. Plants (the “Voce Agreement”), which was filed with the SEC on January 8, 2015. The Voce Agreement states the terms and understandings concerning the nomination and election of Mr. Plants to our Board of Directors and other matters. Among other things, the Agreement provides that if, at any time Voce’s ownership in our common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) falls below 140,000 shares, then Mr. Plants will immediately resign from our Board.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of the integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. It is the responsibility of the Company’s management to prepare the Company’s financial statements, and develop and maintain adequate systems of internal accounting and financial controls, facilitating the internal audit intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm for fiscal year 2019 (the “independent auditors”), was responsible for performing independent audits of the Company’s consolidated financial statements and internal control over financial reporting and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America (“GAAP”) and on the effectiveness of the Company’s internal control over financial reporting. The independent auditors also review the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of BDO, the Audit Committee has (i) received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the audit firm’s communications with the Committee concerning independence, and (ii) discussed with BDO the firm’s independence from the Company and management. The Audit Committee has concluded that BDO was independent from the Company and its management. The Audit Committee has reviewed with the independent auditors and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Committee regularly monitored the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress.

In 2019, the Audit Committee held five meetings. At every regular quarterly meeting, the Committee reviews the results of the independent auditor’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. Following the regular quarterly meeting, the Audit Committee meets separately with the independent auditors, without management present, and also meets separately with the Company’s management. In addition, from time-to-time the Audit Committee meets with the Company’s independent internal audit firm.

The Audit Committee met with management and the independent auditors and discussed the fair and complete presentation of the Company’s financial statements. The Audit Committee also discussed and reviewed with the independent auditors, all communications required, including those matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management represents that the consolidated financial statements have been prepared in accordance with GAAP and the Audit Committee reviewed and discussed the audited consolidated financial statements with both management and the Company’s independent auditors.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the undersigned members of the Audit Committee.

Joseph E. Whitters, Chairperson

Timothy J. O’Shea

J. Daniel Plants

The material in this report is not deemed soliciting material or filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

PROPOSAL ONE-ELECTION OF DIRECTORS

Each of our current directors was elected or appointed to serve on the Board for a term ending at the 2020 Annual Meeting of stockholders and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Each nominee for election at the Annual Meeting, if elected, will serve for a one-year term ending at the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

The name of each current member of the Board (each of which is a nominee for election to the Board, except for David B. Apfelberg, M.D.) and his or her age as of April 1, 2020, the principal occupation and length of service on the Board are as follows:

Name	Age	Principal Occupation	Director Since
David H. Mowry(5)	57	Chief Executive Officer	2019

J. Daniel Plants, Chairperson(2)	53	Managing Partner, Voce Capital Management LLC	2015

David B. Apfelberg, M.D.(1)(3)(6)	78	Retired Clinical Professor of Plastic Surgery, Stanford University Medical Center	1998

Gregory A. Barrett(1)(3)	66	Retired President and Chief Executive Officer, DFINE, Inc.	2011

Timothy J. O’Shea(2)(3)(4)	67	Retired Managing Director, Oxo Capital	2004

Joseph E. Whitters(2)(4)	62	Retired Executive Vice President and Chief Financial Officer, First Health Group Corp.	2019

Katherine S. Zanotti(1)(4)	65	Retired Chief Executive Officer, Arbonne International	2019

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of Nominating and Corporate Governance Committee.
(4)	Member of the Enterprise Risk Committee.
(5)	Appointed on July 8, 2019.
(6)

In August of 2019, Dr Apfelberg informed the Board that he would not stand for re-election. He will continue as a director and in his role with the various committees on which he serves until that time.

Director Biographies

David H. Mowry was appointed as the Company’s Chief Executive Officer and a member of the Board on July 8, 2019. Prior to joining Cutera, from May 2016 to October 2018, Mr. Mowry served as President and Chief Executive Officer, as well as a member of the Board of Directors, of Vyaire Medical, a global leader in the respiratory diagnostics, ventilation, and anesthesia delivery and patient monitoring market segments. Prior to his assignment at Vyaire, Mr. Mowry served as Executive Vice President and Chief Operating Officer and member of the Board of Directors of Wright Medical Group N.V., a global medical device company focused on extremities and biologics products, from October 2015 to May 2016, and during this time period he was also a member of the Board of Directors of EndoChoice Holdings, Inc., a company focused on the manufacturing and commercialization of platform technologies relating to the treatment of gastrointestinal conditions. Prior to Mr. Mowry’s assignment at Wright Medical Group, he served as President and Chief Executive Officer and member of the Board of Directors of Tornier N.V. from February 2013 until October 2015, at which time Tornier and Wright Medical Group merged, and prior to that, as Chief Operating Officer of Tornier from 2011 to 2013. Within the spine industry, Mr. Mowry served as Vice President of Operations and Logistics at Zimmer Spine

from February 2002 until October 2006. Mr. Mowry has held executive leadership positions over his thirty year medical device career at Covidien plc, ev3, Inc. and Zimmer Spine, Inc. Mr. Mowry is on the board of directors of Alphatec Holdings, Inc., a public medical technology company that designs, develops, and markets products for the surgical treatment of spine disorders. Mr. Mowry received a B.S. degree in Engineering from the United States Military Academy at West Point. We believe Mr. Mowry’s qualifications to serve on our Board include his prior education and training, leadership qualities, and his 30 years of medical device industry experience, including 12 years of executive experience in managing major divisions and companies.

J. Daniel Plants was appointed Chairperson of the Board in October 2016 and has been a member of the Board since January 2015. Mr. Plants has been Managing Partner of Voce Capital Management LLC since 2009 and also serves on the board of Calix, Inc., a publicly-listed company that provides broadband communications access systems and software. Mr. Plants also served on the board of directors of Destination Maternity Corporation, a maternity apparel retailer, from November 2014 until December 2016. Prior to founding Voce Capital Management, Mr. Plants held a number of positions at leading Wall Street firms, including executive roles in investment banking at Goldman Sachs and JPMorgan Chase, and as a corporate attorney with Sullivan & Cromwell. Mr. Plants co-founded The Bay Area Urban Debate League and served as its Vice Chairman from 2008 to 2012. Mr. Plants holds a Juris Doctorate degree from University of Michigan Law School and an undergraduate degree from Baylor University. We believe Mr. Plants’ qualifications to serve on our Board include his substantial experience as a strategic advisor and corporate attorney, as well as his role as the founder of a successful investment management firm and status as a significant Company stockholder, which bring valuable skills and perspective to the Board in the areas of finance, capital markets, strategy and corporate governance.

David B. Apfelberg, M.D. (not nominated for re-election to the Board) has served as a member of our Board since November 1998. Since 1980, Dr. Apfelberg has held various roles at the Stanford University Medical Center, and currently serves as an Adjunct Clinical Professor of Plastic Surgery. Since 1987, Dr. Apfelberg has also been a consultant for entrepreneurs and venture capital companies in the areas of medical devices and medicine. From June 1991 to May 2001, Dr. Apfelberg was Director of the Plastic Surgery Center in Atherton, California. Dr. Apfelberg is the author of five books on lasers in medicine and is a founding member and past president of the American Society for Lasers in Medicine and Surgery. Dr. Apfelberg holds a Bachelor of Medical Science, and an M.D. from Northwestern University Medical School. We believe Dr. Apfelberg’s qualifications to serve on our Board include his medical expertise, understanding of our products, and his knowledge of the aesthetics market generally.

Gregory A. Barrett has served as a member of our Board since October 2011. Mr. Barrett also serves on the board of Aqua Medical, Inc., BTG plc, and Global Kinetics Corp. Ltd. From September 2013 to October 2016, Mr. Barrett was the President and Chief Executive Officer of DFINE, Inc., a private medical device company that was acquired by Merit Medical. Mr. Barrett was the Chairperson, President and Chief Executive Officer of BÂRRX Medical, Inc., a private medical device manufacturer and distributer of products to treat gastrointestinal diseases that was acquired by Covidien. Prior to joining BÂRRX Medical in February 2004, from January 2001 through August 2003, Mr. Barrett served as President and Chief Executive Officer of ACMI Corporation, a developer of medical visualization and energy systems; Group Vice President at Boston Scientific Corporation; Vice President, Global Sales and Marketing at both Orthofix Corporation (formerly American Medical Electronics) and Baxter Healthcare. Mr. Barrett holds a B.A. in Marketing from the University of Texas, Austin. Mr. Barrett has held various Board positions with Softscope Medical, BaroSense, Monteris Medical, as well as Board positions with the companies in which he was employed. We believe Mr. Barrett’s qualifications to serve on our Board include his more than 41 years of diverse experiences in the medical device industry, including time spent serving as president and Chief Executive Officer of several medical device companies.

Timothy J. O’Shea has served as a member of our Board since April 2004. Mr. O’Shea was with OXO Capital from 2008 to 2014 serving as managing director. From 1995 to 2008, he served in a variety of management positions at Boston Scientific, including Corporate Vice President of Business Development from 2000 to 2008. Mr. O’Shea currently acts as an advisor to several medical device companies. Mr. O’Shea holds a B.A. in history from the University of Detroit. We believe Mr. O’Shea’s qualifications to serve on our Board include his corporate marketing knowledge as well as his diverse experience in the medical device industry working for a large medical device company.

Joseph E. Whitters has served as a member of our Board since February 2019. He has been an advisor/consultant to Frazier Healthcare, a private equity firm, since 2005. From 1986 to 2005, Mr. Whitters served in various capacities with First Health Group Corp., a publicly traded managed care company, most recently as Executive Vice President. He also previously served as the Controller for United Healthcare Corp. from 1984 to 1986. Prior to that, Mr. Whitters served as the Manager of Accounting and Taxation for Overland Express, a publicly traded trucking company, and he began his career in public accounting with Peat Marwick (now KPMG). Mr. Whitters currently serves as a member of the board of directors of publicly-traded companies Accuray, Inc., and PRGX Global, Inc., where he serves as Chairman. Previously, Mr. Whitters served on the boards of directors and audit committees of various public companies, including Analogic Corporation, Air Methods Corporation and Omnicell Technologies. Mr. Whitters has also been an advisor or board member of several private companies. Mr. Whitters holds a B.A. in Accounting from Luther College. We believe Mr. Whitters’ business leadership skills and experience in building and running global financial organizations at listed companies will bring valuable expertise and perspective to the Board.

Katherine S. Zanotti has served as a member of our Board since February 2019. She previously served as chief executive officer of Arbonne International from August 2009 until June 2018. Ms. Zanotti has also served as Chairman of Natural Products Group (the holding company of Arbonne, Natures Gate, and Levlad) since March 2010. From July 2002 to March 2006, she served as senior vice president of marketing at McDonald’s Corporation. Ms. Zanotti is a retired vice president of the Procter & Gamble Company and most recently served as vice president and general manager of the North American pharmaceutical business and the corporate women’s health platform. Ms. Zanotti currently serves on the Board of Exact Sciences, and as a member of the Board of Trustees of Xavier University. She previously served as a director of Hill-Rom Holdings, Inc., a worldwide manufacturer and provider of medical technologies and related services; Mentor Corporation, a medical device company; Alberto Culver Company, a personal care products company; and Third Wave Technologies, Inc., a molecular diagnostics company. She earned a bachelor’s degree in economics and studio fine arts from Georgetown University and an MBA in marketing and finance from Xavier University. We believe Ms. Zanotti’s qualifications to serve on our Board include her years of diverse experiences, including experience in the aesthetics industry, and her experience serving as president and Chief Executive Officer of Arbonne International.

For terms beginning with our 2020 Annual Meeting of Stockholders, the Board nominated Gregory A. Barrett, David H. Mowry, Timothy J. O’Shea, J. Daniel Plants, Joseph E. Whitters, and Katherine S. Zanotti for re-election as directors. The nominees were recommended to the Board by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommended to the Board that all directors other than our Chief Executive Officer be independent as defined by NASDAQ listing rules.

Dr. Apfelberg notified the Board that he would not be standing for re-election at our 2020 Annual Meeting of Stockholders for personal reasons. Dr. Apfelberg’s decision is not based on any disagreement with the Company, nor any matter relating to the Company’s operations, policies or practices.

Following the 2020 Annual Meeting of Stockholders, the number of directors constituting the Board will be reduced from seven to six.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE SIX NOMINEES FOR DIRECTOR LISTED ABOVE.

PROPOSAL TWO-RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO USA, LLP (“BDO”) as the Independent Registered Public Accounting Firm to perform the audit of the Company’s consolidated financial statements for the fiscal years ending December 31, 2020. BDO audited the Company’s consolidated financial statements for the fiscal years 2014 through 2019.

The Board is asking the stockholders to ratify the selection of BDO as the Company’s Independent Registered Public Accounting Firm for 2020. Although not required by law, by rules of NASDAQ, or by the Company’s bylaws, the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different Independent Registered Public Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We have requested that representatives of BDO be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.

Principal Accountant Fees and Services

To help ensure the independence of the Independent Registered Public Accounting Firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm. Pursuant to this policy, all audit and non-audit services to be performed by the Independent Registered Public Accounting Firm must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

All of the services provided by BDO described in the table below were approved by the Audit Committee.

The aggregate fees incurred by the Company for audit and non-audit services in 2019 and 2018 were as follows:

Service Category	2019 ($)	2018 ($)
BDO USA LLP:
Audit Fees(1)	$879,125	$709,225
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
Non-Audit Fees	$—	$—
Total BDO USA LLP	$879,125	$709,225

(1)

In accordance with the SEC’s definitions and rules, audit fees are comprised of billed fees and fees expected to be billed for professional services related to the audit of financial statements and internal control over financial reporting for the Company’s 2019 and 2018 fiscal years as included in the annual report on Form 10-K; and the review of financial statements for interim periods included in the quarterly reports on Form 10-Q within those years.

PROPOSAL THREE-NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

General

As required pursuant to Section 14A of the Exchange Act, the Board is asking you to approve, on an advisory and non-binding basis, the executive compensation programs and policies and the resulting 2019 compensation of our Named Executive Officers listed in the 2019 Summary Compensation Table on page 55 (our “Named Executive Officers”) as described in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Because the vote is advisory, the result will not be binding on our Compensation Committee and it will not affect, limit or augment any existing compensation or awards. The say-on-pay vote will, however, provide information to the Compensation Committee and our Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which they will take into account when considering future compensation arrangements. Our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of the Named Executive Officers as disclosed in this proxy statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We recommend that you read the Compensation Discussion and Analysis and compensation tables and also consider the factors below in determining whether to approve this proposal.

Compensation Philosophy and Objectives

Our Compensation Committee reviews the compensation of our Named Executive Officers and strikes a balance between fixed base pay and pay-for-performance (“PFP”) programs that tie compensation directly to specific business goals and management objectives. Our Compensation Committee designs our executive compensation program to support our near-term financial and strategic objectives and promote the long-term growth of our Company.

Our executive compensation program aims to recruit and retain key executive officers responsible for our success and to help motivate these officers to enhance long-term stockholder value. To achieve these ends, the Compensation Committee’s executive compensation decisions are based on the following principal objectives:

•	Supporting our key financial and strategic goals and relate to our corporate performance;

•	Aligning the interests of our executive officers with the interests of our stockholders;

•	Providing a total compensation package that is competitive and enables us to attract, motivate, reward and retain talented executive officers and employees;

•

Based, in large part, on PFP principles, such that changes in our revenue, operating results, product launches, and stock price, all significantly affect the compensation of our Named Executive Officers (as defined below); and

•	Balancing the components of compensation so that both short-term (annual) and long-term performance objectives are recognized.

We believe the compensation of our executive officers and employees should reflect our performance as an organization, and their performance as individuals, in attaining key financial and operating objectives established by our Board. In addition, we strive to promote an ownership mentality among our employees, including our executive officers, which we believe is best achieved through our equity incentive program and the Employee Stock Purchase Plan. Also, as our Company matures and we lay the foundation for longer term growth and sustained profitability, we endeavor to conserve our cash resources. To that end, one important aspect of our overall compensation philosophy is to set base salaries that are competitive relative to compensation in a peer group of companies (the “Peer Group”), in addition to equity and performance-based incentive compensation, which we believe best aligns the interests of our employees and our stockholders.

Key Features of Our Executive Compensation Program

	WHAT WE DO		WHAT WE DON’T DO

✓

Pay for Performance: We link the cash compensation of our executive officers to our performance and stockholder interests by heavily weighting their target total cash compensation opportunities to the achievement of strong financial performance tied to a balanced mix of pre-established performance measures and long-term equity awards that align their interests with those of our stockholders.

☒

No Special Perquisites or Benefits: We do not ordinarily provide special perquisites or other personal benefits to our executive officers, such as company cars*, club memberships, supplemental executive retirement plans or supplemental executive health benefits.

* We provide our sales executives with a car allowance given their extended use of a vehicle other than simply commuting to and from the office in Brisbane.

✓	Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor to benchmark compensation at reasonable intervals.	☒	No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses. Bonuses are contingent on the achievement of key strategic Company goals.

✓

Stock Ownership Guidelines: Our Named Executive Officers and the non-employee members of our Board are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (3x for our Chief Executive Officer and 1x for other Named Executive Officers and members of senior management) or Board service retainers (3x for directors).

		☒	No multi-year employment contracts for any executive or employee.

✓

Competitive and market based compensation: We pay fair and reasonable compensation that allows us to attract, motivate, retain and reward the key employees whose knowledge, skills and performance are necessary for our future growth and success.

Fiscal Year 2019 Compensation Overview

When designing our fiscal year 2019 executive compensation program, the Compensation Committee considered the program philosophy and objectives set forth above and the intense competition for executive talent within the medical device industry and the broader high-tech industry in Silicon Valley, California. On January 4, 2019, James A. Reinstein resigned as President and Chief Executive Officer of the Company. R. Jason Richey served as Interim President and Chief Executive Officer until July 8, 2019. On July 8, 2019, David H. Mowry joined our Company as Chief Executive Officer and Mr. Richey was appointed as President. Messrs. Reinstein, Mowry and Richey were designated as executive officers of the Company by the Board. On November 15, 2019, Sandra A. Gardiner resigned as Executive Vice President and Chief Financial Officer, and Fuad Ahmad was appointed Interim Chief Financial Officer on a consulting basis as an employee of FLG Partners, LLC, who we engaged to provide us with an interim chief financial officer on November 15, 2019. Mr. Ahmad was designated as an executive officer of the Company by the Board. Included in our Compensation Discussion and Analysis below is a discussion relating to our named executive officers for 2019: Chief Executive Officer, Mr. Mowry (effective July 8, 2019); Former Chief Executive Officer, Mr. Reinstein (resigned January 4, 2019); President, Mr. Richey; Interim Chief Financial Officer, Mr. Ahmad (effective November 15, 2019); and Former Chief Financial Officer,

Ms. Gardiner (resigned November 15, 2019). The Compensation Committee’s overall objective is to compensate our Named Executive Officers in a manner that attracts and retains the caliber of individuals needed to manage and staff a demanding growth business in the rapidly evolving, innovative and competitive medical device industry.

For a detailed discussion about our compensation philosophy, policies and practices, and other corporate governance policies, see the section titled “Compensation Discussion and Analysis” below beginning on page 40.

Summary of the Key Features of our 2019 Executive Compensation Program.

•

Our Named Executive Officers, other than Mr. Ahmad, our Interim Chief Financial Officer, who is serving on a consulting basis as an employee of FLG Partners, LLC, who we have engaged to provide us with an interim chief financial officer on November 15, 2019 are compensated with a base salary (cash), incentive cash bonuses, equity awards, non-equity incentives, and other customary employee benefits.

•

The compensation of our Named Executive Officers is reviewed annually (or more frequently as circumstances may dictate) by the Compensation Committee, and adjustments are made to reflect performance-based factors and competitive conditions.

•

We evaluate and reward our Named Executive Officers based on the comparable industry specific and general market compensation for their respective positions in the Company, and an evaluation of their contributions to the achievement of short-and long-term organizational goals.

•

Our Compensation Committee engages an outside compensation consultant to review our executive compensation programs on an “as needed” basis, in comparison to a peer group of companies (the “Peer Group”), and recommend modifications at reasonable intervals when warranted.

•

Our Named Executive Officers, other than Mr. Ahmad, our Interim Chief Financial Officer, who is serving on a consulting basis as an employee of FLG Partners, LLC, who we have engaged to provide us with an interim chief financial officer on November 15, 2019, have Change of Control and Severance Agreements (“COC Agreements”) and, except for these arrangements, we do not have employment agreements with any of our Named Executive Officers.

•	We have stock ownership guidelines equal to a multiple of their respective annual base salaries (3x for our Chief Executive Officer and 1x for other Named Executive Officers).

We believe that the information provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program has been designed appropriately and is working to ensure our Named Executive Officers’ interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Consistent with the preference of our stockholders, as reflected in the advisory vote on the frequency of future say-on-pay votes, so-called “Say When on Pay,” conducted at our 2017 Annual Meeting of Stockholders, the Board has adopted a policy providing for annual advisory votes on the compensation of the Named Executive Officers.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR-APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2019 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve the amendment and restatement of the Cutera, Inc. 2019 Equity Incentive Plan (the “Amended and Restated Plan”). Our Board has approved the Amended and Restated Plan, subject to approval from stockholders at the 2020 Annual Meeting. We are asking our stockholders to approve the Amended and Restated Plan because we have insufficient shares available to continue to make equity grants, which we believe are necessary to be able to recruit new employees and continue to provide long-term incentives to existing employees and directors. Outstanding awards will remain outstanding and shall continue to be subject to the terms of the Amended and Restated Plan and the respective award agreements, until the expiration of such awards in accordance with their terms.

The Amended and Restated Plan includes the following material changes:

•	Increases the number of shares available for future grant by 600,000;

•

Provides for the fungible shares provision (which counts each share subject to an Award with an exercise price less than fair market value per share of our common stock on the Award’s date of grant as 2.12 shares) to apply to such Awards granted before June 14, 2019, rather than before April 23, 2019;

•	Adds minimum vesting requirements for time-based awards that are designated to be settled in shares of common stock; and

•

Provides for any Awards granted on or after June 14, 2019 to be subject to the Company’s Amended and Restated Stock Ownership Guidelines and for any amounts (whether in cash or shares of our common stock) received by a participant under such Awards to be subject to the Company’s Clawback Policy.

Approval of the additional shares under the Amended and Restated Plan will allow us to continue to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance. We believe that the Amended and Restated Plan is in the best interests of the Company because of the continuing need to provide stock options, restricted stock, restricted stock units, performance stock units, and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. In addition, equity awards granted to employees under the Amended and Restated Plan will provide our eligible employees with an opportunity to acquire or increase their ownership stake in the Company, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success.

We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. Equity ownership programs put employees’ interests directly into alignment with those of other stockholders, as they reward employees based upon stock price performance. Without the ability to grant market-based equity incentives to our employees, we believe we would be at a disadvantage against other companies—both competitors in our commercial market, and those companies with whom we compete for talent — to provide the total compensation package necessary to attract, retain and motivate the employee talent critical to our future success. Without equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future growth and success. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development of new and existing products, cause a loss of motivation by employees to achieve superior performance over the longer term, and reduce the incentive of employees to remain employed with us during the equity award vesting period.

Our current practice is to limit equity grants to selected key employees that includes certain new hires, members of the management team, senior executive team members, non-employee directors, and other key contributors. Our practice has evolved following discussions with our compensation consultant to primarily grant only restricted stock awards (“RSAs”), restricted stock units (“RSUs”) and performance stock units (“PSUs”). While the Amended and Restated Plan still provides the ability to issue stock options, SARs, and other awards, the Board currently intends, absent extraordinary circumstances, to limit its grant practices to the award of full-value shares such as RSAs, RSUs and PSUs. We believe that equity compensation is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company.

If the Company’s stockholders do not approve the Amended and Restated Plan, then the current share limit will continue in effect, and we will continue to make awards, subject to such share limit. However, the Company’s plans to operate its business could be adversely affected as reduced equity awards could increase employee turnover, make it more difficult to motivate and retain existing employees, make us less competitive in hiring new talent into the Company to grow our business. Additionally, as a consequence, we may need to increase the cash-based compensation incentives in hiring and retaining top talent, which could adversely impact our financial results of operations, cash flows and balance sheet.

Design of our Amended and Restated Plan and Grant Practices

Our Amended and Restated Plan design is set-up to conform to best current compensation practices and implement strong governance-related protections for our stockholders, which include:

✓	Administration- Our Amended and Restated Plan is administered by the compensation committee of the Board, which is comprised entirely of independent non-employee directors.
✓	No evergreen provision- Stockholder approval is required for additional shares. Our Amended and Restated Plan does not contain an annual “evergreen” provision so that stockholder approval is required to increase the maximum number of securities that may be issued under the Amended and Restated Plan.
✓	Exchange or repricing programs are not allowed without stockholder approval. The Amended and Restated Plan prohibits the repricing or other exchange for plan awards or cash of underwater stock options and stock appreciation rights without prior stockholder approval.
✓	No discount stock options or stock appreciation rights. Any stock options and stock appreciation rights will have an exercise price equal to at least the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
✓	No “liberal” share recycling features - The Amended and Restated Plan deducts the shares available for issuance under the Amended and Restated Plan by the gross number of shares for which an award is exercised or vests, not the net number of shares actually issued upon exercise (in the event the exercise price is paid in shares of the Company’s common stock or shares are withheld to satisfy tax withholding obligations).
✓	Does not provide for the automatic full “single trigger” acceleration of outstanding equity awards in the event of a change in control if such equity awards are assumed by the successor corporation.
✓	Automatic non-employee director grants, The Amended and Restated Plan provides for automatic grants of restricted stock to non-employee directors, with initial awards valued at $150,000 and annual awards valued at $100,000.
✓	No dividend payments on unvested shares. No dividend payments will be made on unvested shares subject to grants, but instead any dividends will be deferred until awards become vested and are exercised / settled.
✓	No tax gross-ups. The Amended and Restated Plan does not provide for any tax gross-ups.

Considerations of the Board in Determining the Number of Shares to be Added

In determining the number of shares to be added under the Amended and Restated Plan, the Board considered a number of factors, including the following:

Historical Equity Awards Data as of the Record Date (April 16, 2020)

As of April 16, 2020, we had 242,216 outstanding stock options with a weighted average exercise price of $24.773 per share and a weighted average remaining contractual term of 3.09 years. We also had 948,886 outstanding RSUs and PSUs with a weighted average remaining contractual term of 1.76 years.

There were 1,067,206 shares available for grant in the Amended and Restated Plan as of April 16, 2020 (including the 600,000 shares that we are requesting stockholders to approve at the 2020 Annual Meeting).

Burn Rate and Overhang

The following table summarizes the Company’s gross burn rate over the prior three fiscal years (2017-2019):

Fiscal Year	Option Grants	RSU Grants	PSUs Earned(1)	WASO(2)	Burn Rate(3)
2017	278,250	294,790	48,709	13,873,110	4.48%
2018	21,010	213,916	23,053	13,771,181	1.87%
2019		517,402	204,140	14,096,091	5.12%

(1)	The Company granted 117,418 PSUs in 2017, 51,208 PSUs in 2018 and 387,172 PSUs in 2019.
(2)	WASO means the weighted average common shares outstanding for each fiscal year.
(3)	Burn Rate is calculated by dividing:

a.	The period’s number of shares subject to stock options granted, plus RSU awards ‘granted,’ plus PSU awards ‘earned’ in each fiscal year during the period; divided by

b.	The weighted-average number of shares outstanding for each fiscal year during the period.

The Company’s burn rate for fiscal year 2019 was 5.12%, and for the three-year period from 2017 to 2019, was 3.84%.

Post-Increase Total Overhang as of Record Date (April 16, 2020)

The following table summarizes, as of April 16, 2020, the Company’s issued and total equity overhang.

	Issued Overhang (1)	Total Overhang (2)
Cutera (no additional share authorization)	8.09%	11.27%
Cutera (with additional share authorization)	8.09%	15.34%

(1)	Issued overhang is calculated by dividing (a) the nu mber of shares subject to equity awards outstanding at the end of the period by (b) the number of shares outstanding at the end of the period.
(2)	Total overhang is calculated by dividing:

(a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the period and (y) the number of shares available for future grant under equity plans, by;

(b) the number of shares outstanding at the end of the period.

Our Compensation Committee carefully considers the impact of potential dilution on our stockholders from equity-based awards, as well as the ability to maintain an equity incentive plan that can attract and retain employee talent, while keeping the rate of dilution low. After carefully forecasting our anticipated growth rate for the next few years and considering our historical forfeiture rates, we currently believe that the share reserve, which will include the additional 600,000 shares, will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for at least the next two years. However, a change in business conditions or our strategy, one or more acquisitions, or equity market performance could alter this projection. The Compensation Committee and the Board believe that approving at least two years’ projected equity awards will enable stockholders to continue to provide input on share increases in equity plans on a reasonable interval.

Our directors and Named Executive Officers have an interest in this proposal as they are eligible to receive equity awards under the Plan.

What Happens if Stockholders Do Not Approve the Amended and Restated Plan

If the Company’s stockholders do not approve the Amended and Restated Plan, then the current share limit will continue in effect, and we will continue to make awards, subject to such share limit. However, the Company’s plans to operate its business could be adversely affected as reduced equity awards could increase employee turnover, make it more difficult to motivate and retain existing employees, make Cutera less competitive in hiring new talent into the Company to grow our business. Additionally, as a consequence, we may need to increase the cash-based compensation incentives in hiring and retaining top talent, which could adversely impact our financial results of operations, cash flows and balance sheet.

Vote Required

Approval of the Amended and Restated Plan requires the affirmative vote of a majority of the shares of our Common Stock that are present in person or proxy and entitled to vote at the Annual Meeting.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED PLAN.

Summary of the Amended and Restated Plan

The following is a summary of the principal features of the Amended and Restated Plan and its operation. It is qualified in its entirety by reference to the Amended and Restated Plan set forth in this proxy statement as Appendix A.

The Amended and Restated Plan provides for the grant of the following types of incentive Awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those eligible for Awards under the Amended and Restated Plan include members of the Board and employees and consultants who provide services to us or any parent or subsidiary of ours. As of April 16, 2020, we had approximately 391 employees, 26 consultants, and 6 outside directors who were eligible to participate in this Amended and Restated Plan. As stated, the Amended and Restated Plan allows us to grant Awards to consultants, and in certain circumstances, we have granted Awards to individual consultants of the Company performing a critical function.

Number of Shares of Common Stock Available Under the Amended and Restated Plan. The Company’s Board of Directors approved on April 21, 2020 the addition of an incremental 600,000 shares to the Plan subject to stockholder approval at the 2020 Annual Meeting on June 15, 2020. As of April 16, 2020, a total of 11,101,192 shares were authorized for issuance under the Plan, of which 467,206 shares remained available for future awards. Upon stockholder approval of the Amended and Restated Plan at the 2020 Annual Meeting on June 15, 2020, a total of 11,701,192 shares is authorized for issuance under the Amended and Restated Plan, of which 1,067,206 shares remained available for future awards when the Amended and Restated Plan was approved by the Board. The shares may be authorized, but unissued or reacquired common stock.

Any shares subject to Awards granted before June 14, 2019 with an exercise price less than fair market value per share of our common stock on the date of grant of such Awards will be counted against the numerical limit in the previous paragraph as 2.12 shares for every one share subject thereto. Further, if shares acquired through any such Award are forfeited or repurchased by us and would otherwise return to the Amended and Restated Plan as described in the following paragraph, 2.12 times the number of shares so forfeited or repurchased will return to the Amended and Restated Plan and will again become available for issuance.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by us, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Amended and Restated Plan. Upon exercise of a stock appreciation rights settled in shares, the gross number of shares covered by the portion of the stock appreciation right will cease to be available under the Amended and Restated Plan. If the exercise price of an option is paid by tender to us, or attestation to the ownership, of shares of our common stock owned by the participant, the number of shares available for issuance under the Amended and Restated Plan will be reduced by the gross number of shares for which the option is exercised. Shares that have actually been issued under the Amended and Restated Plan under any Award will not be returned to the Amended and Restated Plan and will not become available for future distribution under the Amended and Restated Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by us or are forfeited to us, such shares will become available for future grant under the Amended and Restated Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the Amended and Restated Plan. To the extent an Award is paid out in cash rather than shares of our common stock, such cash payment will not reduce the number of shares available for issuance under the Amended and Restated Plan.

If we declare a stock dividend or engage in reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Amended and Restated Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Amended and Restated Plan. Our Board, or its Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by our Board (the “Administrator”), administers the Amended and Restated Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Subject to the terms of the Amended and Restated Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the number of shares to be covered by each Award, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Amended and Restated Plan), to approve the forms of Award agreement for use under the Amended and Restated Plan, to interpret the provisions of the Amended and Restated Plan and outstanding Awards, to allow participants to satisfy withholding tax obligations by electing to have us withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the minimum amount required to be withheld, and to allow participants to defer the receipt of payment of cash or the delivery of shares of our common stock that would otherwise be due under an Award according to such procedures as the Administrator determines.

The Administrator may, but only with stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, Awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

The Administrator has the authority to make all other determinations necessary or advisable for administering the Amended and Restated Plan, and the Administrator’s decisions, determinations, and interpretations will be final and binding on all participants and any other holders of Awards.

Vesting. The Amended and Restated Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. All time-based awards that are designated to be settled in shares of common stock have a minimum vesting period of one year, and all performance-based awards that are designated to be settled in shares of our common stock have a minimum performance period of one year. These minimum vesting requirements are subject to an exception with respect to five percent of the shares that remain available for future awards and the permitted acceleration of vesting as a result of a participant’s death or disability, a change in control or the Administrator’s exercise of discretion in accordance with the terms of the Amended and Restated Plan.

Automatic Director Grants. The Amended and Restated Plan provides for an automatic grant to each outside director on the date the person first becomes an outside director of shares of restricted stock represented by the quotient of $150,000 divided by the closing market price of Cutera common stock on the date the person first becomes an outside director (the “Initial Award”). Each Initial Award will vest and become exercisable as to one-third of the shares of restricted stock on each of the first three annual anniversaries of its date of grant, subject to continued service as a member of the Board through each such anniversary. In addition, each outside director who is a director on the date of each Annual Meeting of stockholders and has been a director for at least the preceding six months, will receive an award of shares of restricted stock represented by the quotient of $100,000 divided by the closing market price of Cutera common stock on the date of such Annual Meeting. These shares of restricted stock vest on the one-year anniversary of the grant date, subject to continued service as a member of the Board through such anniversary.

Options. The Administrator is able to grant non-statutory stock options and incentive stock options under the Amended and Restated Plan. The Administrator determines the number of shares subject to each option, although the Amended and Restated Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial service with us, in which case he or she may be granted an option covering up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the Amended and Restated Plan, provided the per share exercise price must be at least equal to, and not less than, the fair market value of a share of our common stock on the date of grant. In addition, the per share exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of outstanding stock of ours or any parent or subsidiary of ours must be at least 110% of the fair market value of a share of our common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed seven years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of outstanding stock of ours or any parent or subsidiary of ours, the term of an incentive stock option may not exceed five years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercise beyond its maximum term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The

Award agreement generally will grant us the right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability). During the period during which the transfer of a participant’s shares of restricted stock are subject to restrictions, (i) the participant may exercise full voting rights with respect to those shares, unless the Administrator determines otherwise, but (ii) the participant will not be entitled to receive dividends or other distributions paid with respect to such shares. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Amended and Restated Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights (“SARs”), which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Amended and Restated Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Amended and Restated Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a SAR may not exceed seven years. No participant will be granted SARs covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted SARs covering up to an additional 1,000,000 shares in connection with his or her initial service with us.

The Administrator may grant “affiliated” SARs, “freestanding” SARs, “tandem” SARs, or any combination thereof. An “affiliated SAR” is a SAR that is granted in connection with a related option and which automatically will be deemed to be exercised at the same time that the related option is exercised. However, an affiliated SAR will not require a reduction in the number of shares subject to the related option. A “freestanding” SAR is one that is granted independent of any options. A “tandem” SAR is a SAR granted in connection with an option that entitles the participant to exercise the SAR by surrendering to us an equivalent portion of the unexercised related option. A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable. With respect to a tandem SAR granted in connection with an incentive stock option, the tandem SAR will expire no later than the expiration of the underlying incentive stock option, the value of the payout with respect to the tandem SAR will be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem SAR is exercised, and the tandem SAR will be exercisable only when the fair market value of the shares subject to the incentive stock option exceeds the exercise price of the incentive stock option.

After termination of service with us, a participant will be able to exercise the vested portion of his or her SAR for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested SARs for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator may grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. On the date set forth in the Award agreement, all unearned or unvested performance units or performance shares will be forfeited to us. During any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial service with us. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Amended and Restated Plan may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement including, but not limited to: (i) cash position, (ii) earnings per Share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) operating expenses, (vii) product revenues, (viii) profit after-tax, (ix) revenue, (x) revenue growth, and (xi) total stockholder return. The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index. Before the latest possible date established by the Administrator for the calculation of a performance goal, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any performance goal with respect to any participant.

Limits on Awards Granted to Non-Employee Directors. No non-employee/ outside director may be granted, in any fiscal year, Awards under this Amended and Restated Plan with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000. Any Awards granted to an individual while he or she was an employee, or while he or she was a consultant but not an outside director, will not count for purposes of this limitation.

Transferability of Awards. Awards granted under the Amended and Restated Plan are generally not transferable other than by will or by the laws or descent and distribution and may be exercised during a participant’s lifetime only by the participant.

Dividends on Awards. To the extent an Award permits the payment of dividends or other distributions on the shares underlying the Award, Participants will not be entitled to receive such dividends or other distributions until such Award vests.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed action.

Change in Control. In the event we experience a change in control (as defined in the Amended and Restated Plan), each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a member of our Board or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant not at the request of the successor, then the participant will fully vest in and have the right to exercise his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock shall lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Company Policies. Any Awards granted under the Amended and Restated Plan on or after June 14, 2019 are subject to the Company’s Amended and Restated Stock Ownership Guidelines. In addition, any amounts (whether in cash or shares of our common stock) received by a participant under an Award granted on or after June 14, 2019, will, to the extent applicable, be subject to our right of recoupment under the terms of the Company’s Clawback Policy.

Term of Amended and Restated Plan. The Amended and Restated Plan will become effective upon its adoption by the Board, subject to approval by our stockholders at the 2020 Annual Meeting of Stockholders. It will continue in effect until the date of the Annual Meeting in 2029, unless our Board terminates it earlier.

Amendment and Termination of the Amended and Restated Plan. The Administrator has the authority to amend, alter, suspend or terminate the Amended and Restated Plan, except that stockholder approval will be required for any amendment to the extent required by applicable laws. No amendment, alteration, suspension or termination of the Amended and Restated Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the Amended and Restated Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with a per share exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price for those shares. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of either of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with a stock appreciation right exercise by one of our employees is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Medicare Surtax. A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s Awards under the Amended and Restated Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under our Amended and Restated Plan with a deferral feature will be subject to the requirements of Section 409A, including stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a similar additional tax (for instance, California imposes a 5% additional tax in addition to the 20% federal additional tax).

Tax Effect for Us; Section 162(m). We generally will be entitled to a tax deduction in connection with an Award under the Amended and Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer, Chief Financial Officer and to each of our three most highly compensated executive officers for the taxable year. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE AMENDED AND RESTATED PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE

Plan Benefits

The number of awards that an employee, director, or consultant may receive under the Amended and Restated Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the Cutera, Inc. 2019 Equity Incentive Plan during the fiscal year 2019 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; (iii) the aggregate number of shares subject to RSUs and PSUs (at target) granted under the Cutera, Inc. 2019 Equity Incentive Plan during the fiscal year 2019 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant-date value of shares subject to such RSUs and PSUs. As of April 16, 2020, the closing sales price of a share of our common stock as reported on the Nasdaq Stock Market was $13.43.

Name of Individual or Group	Number of Shares Subject to RSUs and PSUs Granted	Dollar Value of Shares Subject to RSUs and PSUs Granted ($) (3)
David H. Mowry Chief Executive Officer	135,794	2,741,681
James A. Reinstein(1) Former President and CEO	—	—
R. Jason Richey(2) President	95,754	1,699,989
Fuad Ahmad Interim Chief Financial Officer	—	—
Sandra A. Gardiner Former Chief Financial Officer	36,256	527,887
All executive officers, as a group	267,804	4,969,557
All directors who are not executive officers, as a group	42,236	701,321
All employees who are not executive officers, as a group	594,534	11,222,196

(1)	Mr. Reinstein was appointed as President and Chief Executive Officer on January 9, 2017 and resigned on January 4, 2019.
(2)	Mr. Richey was appointed Interim President and Chief Executive Officer upon Mr. Reinstein’s resignation on January 4, 2019 and was appointed full time President starting July 8, 2019.
(3)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers during fiscal year 2019 as of April 1, 2020.

Name	Age	Position
David H. Mowry(1)	57	Chief Executive Officer and Director
R. Jason Richey(2)	46	President
Fuad Ahmad(3)	49	Interim Chief Financial Officer
James A. Reinstein(4)	55	Former President and Chief Executive Officer
Sandra A. Gardiner(5)	54	Former Executive Vice President and Chief Financial Officer

(1)	Joined the Company as Chief Executive Officer and Director on July 8, 2019.
(2)	Served as Executive Vice President & Chief Operating Officer until his appointment as President effective July 8, 2019.
(3)

Joined the Company as Interim Chief Financial Officer on November 15, 2019. Mr. Ahmad joined the Company on a consulting basis as an employee of FLG Partners, LLC, who we have engaged to provide us with an interim chief financial officer.

(4)	Resigned from all positions with the Company effective January 4, 2019.
(5)	Resigned from all positions with the Company effective November 15, 2019.

Please refer to Proposal 1 above for David H. Mowry’s biography.

R. Jason Richey has served as our President since July 8, 2019. Prior to serving as President, Mr. Richey served as Chief Operating Officer since July 9, 2018. Mr. Richey also served as the Company’s Interim President and Chief Executive Officer following Mr. Reinstein’s resignation on January 4, 2019 until July 8, 2019. Immediately prior to joining Cutera, Mr. Richey served as the President of North America, for LivaNova, PLC, a $5 billion global medical device manufacturer headquartered in London, England with presence in more than 110 countries worldwide. Mr. Richey joined LivaNova via the merger of Cyberonics Inc. and Sorin SpA. During his 17 year tenure with LivaNova/Cyberonics he served the company in multiple positions of increasing responsibility to include: Vice President of Global Sales, Marketing, Market Access, and Government Affairs, President & General Manager of the Neuromodulation Franchise, and Regional President, North America. At Cyberonics, among other roles, Mr. Richey served as the Vice President and General Manager of the Company’s International business. He began his medical device career at B Braun Medical in sales and sales management. Mr. Richey holds a BA degree in Biology from Indiana University.

Fuad Ahmad has served as our Interim Chief Financial Officer since November 15, 2019 on a consulting basis. Mr. Ahmad is a partner at FLG Partners, LLC, a chief financial officer services and board advisory consulting firm. Prior to this assignment, Mr. Ahmad served on an FLG assignment as Chief Financial Officer of Telenav, Inc. (NASDAQ: TNAV), a listed enterprise software company focused on connected care and location-based services. From April 2016 to June 2018, Mr. Ahmad served as Chief Financial Officer of Quantum Corporation (NYSE: QTM), a listed company focused on enterprise data storage and software defined storage workflows. From November 2015 to March 2016, Mr. Ahmad served on an FLG assignment for Real Time Innovation, Inc., a private enterprise IoT software company. At Real Time Innovation, Mr. Ahmad served as an advisor to the board of directors and the chief executive officer as the company transitioned the business to subscription pricing. Prior to Real Time Innovation, Mr. Ahmad served on an FLG assignment as Chief Financial Officer for Ensighten, Inc. from February 2013 until November 2015. From June 1996 to April 2012, Mr. Ahmad served in various positions with both public and private companies. Mr. Ahmad received a B.S. in Finance from Brigham Young University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our executive compensation philosophy and programs, the decisions the Compensation Committee of our Board made under those programs during fiscal year 2019 and the factors considered in making those decisions. The Compensation Committee has the principal responsibility for establishing, implementing and continually monitoring adherence to our compensation philosophy and objectives. The Compensation Committee’s duties include evaluating the performance and advising the Board on the compensation of our Chief Executive Officer, and setting the compensation of our other executive officers. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2019:

•	David H. Mowry, Chief Executive Officer

•	Fuad Ahmad, Interim Chief Financial Officer

•	James A. Reinstein, Former President and Chief Executive Officer(1)

•	Sandra A. Gardiner, Former Executive Vice President and Chief Financial Officer(2)

•	R. Jason Richey, President and Former Chief Operating Officer and Former Interim Chief Executive Officer

(1)	Mr. Reinstein resigned from all positions with the Company effective January 4, 2019.
(2)	Ms. Gardiner resigned from all positions with the Company effective November 15, 2019, however served as Executive Vice President and Chief Financial Officer throughout most of 2019.

Compensation Philosophy and Objectives

For our Compensation Committee’s compensation philosophy and objectives relating to the compensation of our Named Executive Officer, please refer to Proposal Three above.

Financial Highlights for 2019

We are a global medical device company focused on the design, development, manufacture and commercialization of laser and other energy-based aesthetic systems for practitioners worldwide. We sell systems, system upgrades, hand pieces, hand piece refills and other disposable products, and distribute third-party manufactured skincare products. In addition, we have a recurring service business that includes the selling of post-warranty service contracts, parts, hand piece replacements, and generating revenue from the servicing of products that are out of warranty.

Fiscal year 2019 was a year of continued investment in our business, which resulted in record annual revenue of $181.7 million. Highlights of key achievements are as follows:

•

We launched two new products in 2019, which accounted for approximately 21.7% of our total annual revenue. Excel V+, launched Q1 of 2019, represents a major enhancement to our already award winning vascular platform as well as offering two new complimentary handpieces. The enhancements offered on Excel V+ include a larger spot size (16mm), 50% more power, improved contact cooling and a new signature procedure, Green Genesis. These enhancements translate to reduced treatment times, more comfortable procedures, less downtime as well as fewer side effects. TSFlex, launched in Q2, represents our entry into the muscle stimulation market. TSFlex offers three various workouts with five unique exercise routines delivered through eight electrode pairs giving the greatest coverage in the muscle stimulation space. TSFlex includes a disposable component that contributes to our procedure-based revenue.

•

Throughout 2019, continued investments in our Service organization and processes yielded positive results. Our Service organization is responsible for providing maintenance, installation, and service to our customers in the field. Revenue from service contracts grew 14% to $22.9 million with our international service revenue growing by 20% over 2018.

•

Throughout 2019, we continued to invest heavily in research and development. Our R&D team is focused on developing first-to-market applications, including a cure for acne, as well as a novel light-based rejuvenation procedure. We expect the first of these new products to launch in the first half of 2021.

•

In 2019, we continued to invest in sales and marketing, recruiting and building an industry best commercial leadership team, expanding the number of our direct sales professionals, and enhancing our sales, field service, and marketing efforts, all designed to drive revenue growth and profitability. In 2019, we also continued to invest in our Practice Development Management sales commercial team. This group is primarily engaged in driving consumable revenue, while our traditional sales force continues to focus on the sale of our light and energy-based platforms, typically referred to as capital equipment. Revenue from the sale of our consumable products increased by 131.8%.

•

In 2019, our regulatory team expanded the clearances for our best-selling truSculpt iD platform to include the following regions: Brazil, Hong Kong, Indonesia, Singapore, Iran, Saudi Arabia, South Korea, Canada, Egypt and Malaysia. Our premier vascular system, Excel V+, released in 2019, was cleared in the following regions: United States, Canada, EU, Australia, Hong Kong, Egypt and United Arab Emirates. Additionally, clearances for Excel HR, our hair removal system were expanded to Kazakhstan, Russia, Japan and Egypt. Our Enlighten tattoo removal platform was cleared in United Arab Emirates, Kazakhstan, Russia and Egypt.

•	Revenue increased 11.7% for the full year to a record $181.7 million.

•	Cash position remains strong, with cash and investments of $33.9 million — with no debt, and with working capital of approximately $36.4 million.

Corporate Governance Highlights

We endeavor to maintain good corporate governance standards consistent with our executive compensation policies and practices. The following policies and practices were in effect during 2019:

•	Independent directors oversee each of our Board’s committees. As discussed in greater detail above, we have the following four standing committees:

•

Nominating and Corporate Governance Committee that reviews and makes recommendations on matters concerning corporate governance, Board composition, identification, evaluation and nomination of director candidates;

•	Audit Committee that oversees our accounting and financial reporting processes and the audits of our financial statements;

•	Compensation Committee that establishes executive compensation and administers our equity plans; and

•	Enterprise Risk Committee that oversees the Company’s management of key risks and the guidelines, policies and processes for monitoring and mitigating such risks.

•

The Compensation Committee conducts an annual review and approval of our compensation strategy. We ensure that our compensation practices remain current with market conditions by having them reviewed by our compensation consultant from time to time. Our compensation philosophy and related corporate governance features are complemented by several elements that are designed to align our executive compensation with long-term stockholder interests. The following is a summary of the key features of our compensation program.

Compensation Committee’s Roles and Responsibilities

Role of the Compensation Committee and its Consultant in Setting Executive Compensation

The Compensation Committee establishes compensation for our Named Executive Officers to ensure consistency with market compensation rates for similar positions, our compensation philosophy and corporate governance guidelines. In determining total compensation for our Named Executive Officers, the Compensation Committee aligns management incentives with long-term value creation for the Company’s stockholders.

Compensation Committee Members

The members of the Compensation Committee are appointed by our Board. The chairperson of the committee is Gregory A. Barrett and the other members are David B. Apfelberg, M.D. and Katherine S. Zanotti. Each member of the Compensation Committee is a “non-employee director” for purposes of Exchange Act Rule 16b-3, and satisfies the independence requirements imposed by NASDAQ.

Compensation Committee Charter

The Compensation Committee establishes the compensation for our Named Executive Officers and administers our Equity Incentive Plans, which are currently the 2019 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan. The Compensation Committee has a written charter, which can be found on our website (www.cutera.com) in the Investor section, under the Corporate Governance tab.

Duties of the Compensation Committee

The responsibilities of the Compensation Committee include:

(i)	Establishing and recommending to the Board the following for our Named Executive Officers and such other executive officers as appropriate:

(a)	annual base salary;

(b)	annual incentive bonus, which may include the setting of specific goals and target amounts;

(c)	equity compensation;

(d)	agreements for employment, severance and change-of-control payments and benefits; and

(e)	any other benefits, compensation or arrangements, other than benefits generally available to our employees.

(ii)	Reviewing and making recommendations to our Board, at such intervals as may be decided by the Compensation Committee from time to time, regarding:

(a)	general compensation goals and guidelines for our employees and the criteria by which bonuses and stock compensation awards to our employees are determined; and

(b)	other policies and plans for the provision of compensation to our employees, directors, and consultants.

(iii)	Acting as Administrator of our 2019 Equity Incentive Plan, 2004 Employee Stock Purchase Plan and any other equity compensation plans adopted by our Board;

(iv)	Reviewing and making recommendations to our Board with respect to policies relating to the issuance of equity incentives to employees, directors and consultants;

(v)	Evaluating the compensation of the independent members of our Board; and

(vi)	Preparing the report that follows this Compensation Discussion and Analysis.

Advisory Vote on Executive Compensation

We conducted an advisory vote on executive compensation at our 2019 annual meeting of stockholders. While this vote was not binding on the Company, our Board of Directors or our Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement.

At the 2019 annual meeting of stockholders, our stockholders approved the proposal for the non-binding advisory vote on named executive officer compensation. The Board of Directors and the Compensation Committee reviewed these final vote results and determined that no changes to our executive compensation policies and decisions were necessary at this time based on the vote results.

Compensation Consultant

The Compensation Committee engages a compensation consultant periodically based on the need for additional guidance resulting from changes in our Named Executive Officers’ roles and responsibilities, our corporate profile relative to our peers (e.g., type of business, market capitalization, annual revenue, profitability, etc.), Named Executive Officer turnover, and other factors as determined by our Compensation Committee. Beginning in 2011, the Compensation Committee engaged Compensia, an independent compensation consultant, periodically to advise it on various compensation matters related to our Named Executive Officers, the Board, and other members of senior management compensation matters.

In 2018 and 2019, in connection with the Company’s development of recommended pay levels and structures for our Named Executive Officers, the Compensation Committee instructed Compensia to perform the following activities:

•	Evaluate and develop groups of public companies that would be suitable to use as Peer Groups;

•

Gather competitive market data with respect to the compensation of both directors and executive officers of the Peer Groups and at comparably sized/valued companies in the broader technology and life science markets;

•

Assess elements of our Named Executive Officers’ compensation including base salary, target bonus, target total cash compensation and annual equity grant values relative to the practices at the Peer Groups and in the broader market; and

•

Review and provide input to the Compensation Committee on the Company’s recommended adjustments for cash-based and equity-based compensation for our directors and Named Executive Officers, including pay levels and pay structures (such as short- and long-term variable compensation components).

Role of our Executives in Setting Compensation

In developing the compensation of the Named Executive Officers, the Compensation Committee meets with members of our management team, including our Chief Executive Officer, Chief Financial Officer, and other management employees as required. The purpose of these meetings is primarily to gather financial data, obtain their input on proposed compensation programs, establish mechanisms for implementing and monitoring incentive and performance targets, and gather other information on practices and packages for our Named Executive Officers, other employees, and directors.

Management may make recommendations to the Compensation Committee on some or all components of compensation. The Compensation Committee considers, but is not bound to, and does not always accept, management’s recommendations with respect to these matters. The Compensation Committee has the ultimate authority to make decisions and recommendations to the Board with respect to the compensation of our Named Executive Officers and does not delegate any of its compensation functions to others. The Compensation Committee determines the compensation of our Chief Executive Officer that should be recommended to the Board, without any recommendation from management.

Competitive Positioning

In developing, reviewing, and approving the annual compensation for our Named Executive Officers, other than Mr. Ahmad, our Interim Chief Financial Officer, who is serving on a consulting basis as an employee of FLG Partners, LLC, who we have engaged to provide us with an interim chief financial officer on November 15, 2019, the Compensation Committee, with the assistance of its compensation consultant, develops and maintains the Peer Group of public companies from which to gather competitive market data. After consulting with Compensia, the Compensation Committee approved the following set of selection criteria for determining the companies to comprise the compensation Peer Group:

(i)	U.S.-based companies with a primary focus on health care equipment and supplies;

(ii)	Annual revenue generally between 0.5 times to 2.5 times that of Cutera; and

(iii)	Market capitalization generally between 0.33 times to 5 times that of Cutera.

In October 2018, in connection with the development of additional compensation assessments that the Compensation Committee requested related to executive compensation and our 2019 Named Executive Officer compensation levels, the Compensation Committee, after consulting with Compensia, updated the Peer Group based on the selection criteria referenced above to include the following companies:

Accuray	Exactech (2)	LeMaitre Vascular
Anika Therapeutics	Glaukos	NanoString Technologies
AtriCure	Intersect ENT	RTI Surgical
Cardiovascular Systems	IntriCon	SeaSpine Holdings
CryoLife	iRhythm Technologies	Sientra
Endologix	K2M Group Holdings	Surmodics
Entellus Medical (1)	Lantheus Holdings	Tactile Systems Technology

(1)	Acquired in February 2018 by Stryker
(2)	Acquired in February 2018 by TPG Capital

Executive Compensation Actions

Effective January 4, 2019, Mr. Richey assumed duties as the Company’s Interim President and Chief Executive Officer when our then President and Chief Executive Officer, James A. Reinstein, resigned. Effective July 8, 2019, David H. Mowry became the Company’s Chief Executive Officer, and Mr. Richey was appointed full-time President. Effective November 15, 2019, the Company retained Fuad Ahmad as Interim Chief Financial Officer on a consulting basis as an employee of FLG Partners, LLC, who we have engaged to provide us with an interim chief financial officer, when our Executive Vice President and Chief Financial Officer, Sandra A. Gardiner, resigned. Included in our Compensation Discussion and Analysis (“CD&A”) below is a discussion relating to our Chief Executive Officer, Mr. Mowry, our former Chief Executive Officer, Mr. Reinstein, our Interim Chief Financial Officer, Mr. Ahmad, our former Chief Financial Officer, Ms. Gardiner, as well as our President and Former Chief Operating Officer and Former Interim Chief Executive Officer, Mr. Richey, during fiscal year 2019.

Leading up to and during 2019, our Compensation Committee, after consultation with the Committee’s compensation consultant, re-evaluated the compensation of some of our Named Executive Officers and recommended the following modifications to their compensation arrangements, which our Board approved:

1)	Cash Compensation

a)

For 2018, Mr. Reinstein’s base salary and target bonus participation rate for his role as Chief Executive Officer were set at $575,000 and 100%, respectively. For 2019, Mr. Reinstein’s base salary was unchanged until his resignation and he was not entitled to receive any board compensation during the period of his employment. Mr. Reinstein was also eligible to participate in the Company’s 2019 Management Bonus Program and his target bonus percentage was unchanged from 2018.

b)

Effective July 8, 2019, as Chief Executive Officer, Mr. Mowry’s annual base salary was set at $650,000 and he was not entitled to receive any board compensation during the period of his employment. Mr. Mowry was also eligible to participate in the Company’s 2019 Management Bonus Program on a prorated basis and his target bonus percentage was equal to 80% of his base salary. Mr. Mowry’s offer letter provides Mr. Mowry with a relocation expense reimbursement benefit of up to $150,000, contingent on Mr. Mowry relocating to Brisbane, California or the San Francisco Bay Area within 18 months of employment commencement, and a sign-on bonus of $100,000. Mr. Mowry is obligated to return the sign-on bonus in full if he has not relocated within the 18-month period described above, or Mr. Mowry terminates his employment with the Company within such period.

c)

Effective January 1, 2019, as Chief Financial Officer, Ms. Gardiner’s annual base salary was set at $385,000. Ms. Gardiner was also eligible to participate in the Company’s 2019 Management Bonus Program and her target bonus percentage was equal to 50% of her base salary.

d)

Effective November 15, 2019, as Interim Chief Financial Officer on a consulting basis, Mr. Ahmad’s consulting firm, FLG Partners, LLC, received a rate of $450.00 per hour for Mr. Ahmad’s time. Mr. Ahmad and FLG Partners, LLC are not eligible to participate in the Company’s 2019 Management Bonus Program.

e)

At Mr. Richey’s assumption of the roles of Interim President and Chief Executive Officer effective July 8, 2019, in addition to his role as Chief Operating Officer, his annual base salary remained at $505,000. Mr. Richey was also eligible to participate in the Company’s 2019 Management Bonus Program and his target bonus percentage was equal to 75% of his base salary. Effective July 8, 2019, Mr. Richey’s title changed from Chief Operating Officer and Interim Chief Executive Officer to President, and his annual salary was set at $575,000. Mr. Richey remained eligible to participate in the Company’s 2019 Management Bonus Program and his target bonus percentage remained at 75% of his base salary.

2)	Equity Grants. Equity grants to our Named Executive Officers by our Board in fiscal year 2019, based on the recommendations of the Compensation Committee, were as follows:

a)	Mr. Reinstein was not granted any equity awards prior to his resignation in fiscal year 2019, compared to $957,414 in fiscal year 2018.

b)

Upon his appointment as Chief Executive Officer, Mr. Mowry was granted equity awards with a grant date fair value of $2,741,680 in fiscal year 2019. The fiscal year 2019 awards were an initial equity award comprised equally of restricted stock units and performance stock units.

c)

Ms. Gardiner was granted equity awards with a grant date fair value of $525,000 in fiscal year 2019, compared to $502,601 in fiscal year 2018. The fiscal year 2019 awards included an annual equity award comprised equally of restricted stock units and performance stock units. The grant date fair value of equity awarded to Ms. Gardiner in 2019 represented 104% of her fiscal year 2018 grant value.

d)	Mr. Ahmad was not granted any equity awards in 2019.

e)

Mr. Richey was granted equity awards with a grant date fair value of $600,000 in fiscal year 2019. The fiscal year 2019 awards included an annual equity award comprised equally of restricted stock units and performance stock units. Upon Mr. Richey’s appointment to full-time President effective July 8, 2019, he was granted an equity award with a grant date fair value of $1,096,680 comprised of restricted stock units. The grant date fair value of equity awarded to Mr. Richey in 2019 totaled $1,696,680, compared to $2,304,903 in 2018, and represented 73.6% of his fiscal year 2018 grant value.

3)	Established the Performance Goals for the PSUs granted. The goals established are detailed below in the section titled “Equity Incentive Compensation.”

The Compensation Committee concluded that the changes to the compensation of our Named Executive Officers strengthened the alignment of their interests with those of our stockholders, were sufficient to maintain competitiveness with the executives in comparable positions at the companies in our Peer Group, promoted retention and achieved the motivation and continuity desired. Further, the Compensation Committee also took into consideration the fact that, consistent with our compensation objectives, the equity awards granted increased our Named Executive Officers’ stake in the Company, thereby reinforcing their incentive to manage our business as owners and subject a significant portion of their total compensation to fluctuations in the market price of our common stock in alignment with stockholder interests.

Compensation Components

Our Named Executive Officers, other than Mr. Ahmad, our Interim Chief Financial Officer, who is serving on a consulting basis as an employee of FLG Partners, LLC and who we engaged to provide us with an interim chief financial officer on November 15, 2019, are compensated with cash, equity and non-equity incentives, and other customary employee benefits.

Cash Compensation

Cash compensation consists of:

•	Base salary; and

•	Participation in a discretionary Management Bonus Program for non-sales employees (“Management Bonus Program”)(1)

(1)	The Board maintains the flexibility to award the Management Bonus Program in Company stock in lieu of cash.

Our cash compensation goals for our Named Executive Officers are based upon a myriad of principles, including:

•	Total cash compensation should generally be set at or above the 50th percentile of the Peer Group subject to various considerations;

•	Base salary should reflect the individual’s experience (in both the role he or she is performing, and the aesthetics industry more broadly), performance, and potential;

•	A significant portion of cash compensation should be contingent on the achievement of key targets and be “at risk;” and

•

The amount of bonuses payable to our Named Executive Officers should be based on corporate performance measures established by the Compensation Committee and approved by our Board that align the bonus payment with the achievement of specified annual operating goals intended to enhance long-term stockholder value.

Base Salary and Total Target Cash Compensation

Total target cash compensation for our Named Executive Officers in 2019 included their annual base salary and annual target bonus opportunity (described below).

a)

For 2018, after consultation with the Board’s independent compensation consultant, Mr. Reinstein’s base salary and target bonus participation rate for his role as Chief Executive Officer were set at $575,000 and 100%, respectively. For 2019, Mr. Reinstein’s base salary was unchanged until his resignation.

b)

Upon his appointment as Chief Executive Officer effective July 8, 2019, Mr. Mowry’s base salary and target bonus participation rate for his role as Chief Executive Officer was set at $650,000 and 80%, respectively.

c)

Ms. Gardiner’s compensation for 2018 included an annual base salary of $350,000 and a target bonus percentage equal to 50% of her base salary. For 2019, Ms. Gardiner’s base salary and target bonus participation rate were set at $385,000 and 50%, respectively.

d)

Mr. Ahmad joined the Company on a consulting basis as Interim Chief Financial Officer on November 15, 2019. Mr. Ahmad’s consulting firm, FLG Partners, LLC, receives an hourly rate of $450 for Mr. Ahmad’s services.

e)

Upon his appointment as Chief Operating Officer effective July 9, 2018, Mr. Richey’s base salary and target bonus participation rate was set at $505,000 and 75%, respectively for 2018. Upon the resignation of Mr. Reinstein on January 4, 2019, Mr. Richey was appointed as Interim Chief Executive Officer in addition to his duties as Chief Operating Officer and his salary remained unchanged. Effective July 8, 2019, Mr. Richey was appointed President and his base salary and target bonus participation rate for his role as President was set at $575,000 and 75%, respectively.

Discretionary Management Bonus Program

In addition to base salary, we provided each of Mr. Mowry and Mr. Richey a cash bonus under our Management Bonus Program earned in 2019. Until 2018, the cash bonuses payable were determined quarterly based on the Company’s performance for the then-preceding quarter assessed against annual targets. Payments under the Management Bonus Program were made quarterly and at the discretion of our Compensation Committee. Effective in 2019, because the Management Bonus Program is based on corporate performance measures that align the bonus payment with the achievement of specified annual operating goals, the Compensation Committee revised the structure of the Management Bonus Program payments to more appropriately reflect its intent, as well as to more closely align with our peers’ practices. Effective in 2019, the Management Bonus Program payment was made following the end of the fiscal year in which the bonus is earned, rather than on a quarterly basis. During 2018, designated as a “transitional year,” a Management Bonus Program payment was made following our second fiscal quarter. The payment was based on the then-preceding half year performance and annualized. The payment reflected only 75% of the half-year calculated payment with the intent that a “true-up” would occur at the completion of the fiscal year.

Special Retention Bonus

We adopted a special retention bonus program for Mr. Richey, Ms. Gardiner, and other select members of our senior management in 2019. Each participant, including Mr. Richey and Ms. Gardiner, were eligible to be paid a cash bonus equal to 20% of the executive’s annual base salary with 50% being paid if the executive remained employed through July 15, 2019, and the other 50% paid if the executive remained employed through January 15, 2020.

Target Bonus Opportunities

For 2019, the target bonuses were designed to reward our Named Executive Officers (other than Mr. Ahmad) based on the Company’s overall financial performance and were established after the Compensation Committee consulted with the compensation consultant. As in prior years, the Compensation Committee determined that the target bonus for the Named Executive Officers should be determined as a percentage of their base salary. The target bonus opportunity is reviewed annually by the Compensation Committee and is based on several factors, including the scope of the Named Executive Officers’ performance, contributions, responsibilities, experience, prior years’ target cash bonus and market conditions.

In 2019, the Compensation Committee established the target bonus opportunity for Mr. Reinstein at 100% of his base salary, Mr. Mowry at 80% of his base salary, Mr. Richey at 75% of his base salary, and maintained the target bonus opportunity for Ms. Gardiner at 50% of her base salary. Mr. Ahmad is not eligible to participate in the management bonus program.

Corporate Performance Measures

For 2019, based on recommendations from the Compensation Committee, the Board established for 2019 the corporate performance measures for determining the bonuses payable to the Named Executive Officers as follows:

1) 2019 Global Revenue against the targeted amount;	40%
2) Non-GAAP Gross Profit against the targeted amount	40%
3) Non-GAAP Operating Margin against the targeted amount	20%

The Board believed that these corporate performance measures continue to align the bonus payment with the achievement of the Company’s annual operating goals and enhancing long-term stockholder value creation. The metrics were measured on a non-GAAP basis and compared against the Board-approved budgeted amount.

The Compensation Committee weighted each performance measure as set forth above, such that the given percentage of the bonus was “at risk” based on the level of achievement of the specific performance measure. Performance achievement of each of the specific performance measures was based on a sliding scale with the minimum achievement for any payout set at 90% of the individual performance measure, and the potential for “over-achievement” capped at 200% as set forth in the tables below:

Achievement	Payout	Achievement	Payout	Achievement	Payout
<89%	0%	110%	120%	135%	170%
90%	80%	115%	130%	140%	180%
95%	90%	120%	140%	145%	190%
100%	100%	125%	150%	150%	200%
105%	110%	130%	160%	>150%	Capped

For fiscal year 2019, the bonus opportunity, and the amount actually earned by Named Executive Officers, was as follows:

Named Executive Officers	Annual Bonus Opportunity ($) (1)		Annual Bonus Paid for 2019($) (2)
Mr. Mowry	248,182	(2)	260,591	(5)
Mr. Ahmad	0		0
Mr. Reinstein	0	(3)	0
Ms. Gardiner	0	(4)	38,500	(6)
Mr. Richey	424,206		474,706	(7)

(1)	The Annual Cash Bonus Target and the Annual Cash Bonus Paid for 2019 was based on the corporate performance measures and the target bonus percentage that each was entitled to, per the Management

Bonus Program as applicable for each of the quarters. The Plan requires that the employee be employed throughout the year to be eligible to receive the bonus.
(2)

In 2020, the Company paid the Annual Bonus in shares of Company stock from the 2019 Equity Plan in an effort to conserve cash and manage certain financial challenges created by the COVID-19 pandemic. Accordingly, the amounts in this column, with the exception of the special retention bonus portion paid to Mr. Richey and Ms. Gardiner related to retaining key executives following Mr. Reinstein’s resignation in January 2019, were converted to shares and provided to the specified Named Executive Officer.

(2)	This amount represents a prorated amount based on Mr. Mowry’s employment commencing on July 8, 2019.
(3)	Because Mr. Reinstein resigned effective as of January 4, 2019, he was not eligible to receive a bonus for 2019.
(4)	Because Ms. Gardiner resigned effective as of November 15, 2019, she was not eligible to receive a bonus for 2019.
(5)	This amount represents 105% of the opportunity based on the performance achievement approved by the Board.
(6)	This amount represents a special retention bonus paid to Ms. Gardiner in 2019 related to retaining key executives following Mr. Reinstein’s resignation in January 2019.
(7)

This amount represents 105% of the opportunity based on the performance achievement approved by the Board, as well as $50,500 as a special retention bonus paid to Mr. Richey in 2019 related to retaining key executives following Mr. Reinstein’s resignation in January 2019.

Long-Term Incentive Program

We believe that equity-based compensation promotes and encourages long-term successful performance by our Named Executive Officers that is aligned with the organization’s goals and the generation of stockholder value. Our equity compensation goals for our Named Executive Officers are based upon the following principles:

•	Stockholder and Named Executive Officer interests should be aligned;

•	Key and high-performing employees, who have a demonstrable impact on our performance or stockholder value, should be compensated in this manner;

•	The program should be structured to provide meaningful retention incentives to participants;

•	The equity awards should reflect each individual’s experience, performance, potential and be comparable to the Peer Group awards for the respective position; and

•	Actual awards should be tailored to reflect individual performance and attraction/retention objectives.

Equity Incentive Compensation

Under our 2019 Equity Incentive Plan, we are permitted to grant stock options, stock appreciation rights, restricted stock (RSAs), restricted stock units (RSUs), performance stock awards (PSUs), and other stock or cash-based awards as determined by the Board. Under the 2019 Equity Incentive Plan, we generally grant RSUs and PSUs to our executive officers, directors and employees. The grant date for RSUs and PSUs to our employees, Named Executive Officers and directors is typically the date that the Board meets and approves the grant or an approval is sought via a unanimous written consent. We typically grant annual equity awards to Named Executive Officers and certain members of management in January of each year, with a vest date of January 1. Our non-employee directors are granted restricted stock annually on the date of our Annual Meeting of Stockholders that vest on the one-year anniversary of the grant date. Aside from our annual equity awards practices, in 2018 the Compensation Committee of the Board implemented a practice whereby equity awards to new and recently hired or promoted employees would be awarded once each quarter (the 15th day of March, June, September, and December) with the grant date fair value to be calculated as of the date of the award.

Our Compensation Committee awarded the following equity awards to our Named Executive Officers in fiscal year 2019:

Name	Grant Date	Stock Option Awards: Number of Securities Underlying Options	Number of Restricted Stock unit Awards - Shares		Number of Performance Share Unit Awards Actually Achieved for Target Performance(6)	Base Price of RSU & PSU Awards(5); Exercise Price of Option Awards ($)	Grant Fair Value ($)
Mr. Mowry	7/8/19 7/8/19		67,897 67,897	(1) (2)	— 8,657	20.19 20.19	1,370,840 1,370,840
Ms. Gardiner	2/12/19 2/12/19	—	18,128 18,128	(3) (7)	—	14.48 14.48	262,500 262,500
Mr. Richey	2/12/19 2/12/19 7/8/2019 7/8/2019	—	20,718 20,718 27,159 27,159	(3) (7) (1) (4)	— 17,610	14.48 14.48 20.19 20.19	300,000 300,000 548,340 548,340

(1)	One-fourth of the shares underlying this award vest on the first, second, third and fourth anniversary of the vesting commencement date of July 8, 2019.
(2)

This performance-based restricted stock unit award is subject to performance-based criteria relating to the achievement of the Company’s annual operating budget for non-GAAP operating margin measured over four performance periods that consist of the period of 2019 during which Mr. Mowry was employed with the Company and each of the Company’s fiscal years 2020, 2021 and 2022, with the percentage of the target Shares subject to the award allocated to each such performance periods equal to 15%, 25%, 30%, and 30%, respectively.

(3)	One-fourth of the shares underlying this award vest on the first, second, third and fourth anniversary of the vesting commencement date of January 1, 2019.
(4)	This award vested as to all of the Shares subject to the award on January 1, 2020, subject to Mr. Richey’s continued employment through such date.
(5)	Unless otherwise indicated, the values in this column represent the volume weighted average stock price of a Share over the 50, consecutive, trading days immediately prior to the award.
(6)

These PSU awards reflect the number of shares of stock that actually vested on January 1, 2020, and were released upon the Board’s affirmative finding that the performance metrics were met based on the level of achievement (or failure to achieve) each of the performance targets discussed below, and upon the Company filing its Annual Report on Form 10-K. These achieved shares represent 85% of the total awarded shares following assessment against the performance targets.

(7)

This performance-based restricted stock unit award is subject to achieving performance-based criteria established by the Board relating to 2019 revenue from consumable products, 2019 international revenue, implementation of a new ERP system, and metrics related to product performance, all measured over the performance period consisting of 2019.

Performance Stock Unit Awards:

In January 2019, our Board, upon the recommendation of our Compensation Committee, granted Performance Stock Unit (“PSU”) awards to our Named Executive Officers and other members of management, and established the performance metrics. The number of PSUs awarded to the Named Executive Officers resulted in a varying number of shares of common stock that vested on January 1, 2020 based on the achievement of the specified, binary performance metrics set forth below, and subject to the recipient continuing to provide service to the Company through the vesting date. The PSU awards represent the aggregate number of shares that could have been earned from achievement of the performance metrics approved by the Board.

	Performance Metric	Weighting of Goal
(1)	Achieve 2019 annual revenue from consumable products at targeted amount	40%
(2)	Deliver continuous improvement through improved product performance across the legacy portfolio during calendar year 2019 maintaining operational performance as measured each quarter using the three month average with product performance equal to or better than an aggregate target for three of the four 2019 quarters	30%
(3)	Complete implementation of the new ERP system for North America as measured by launching Sales Force and closing the YE 2019 financials using Dynamics	15%
(4)	Achieve 2019 annual international revenue at targeted amount	15%

The following table sets forth the number of shares of common stock that actually vested for our Named Executive Officers on January 1, 2020, subject to the Board’s affirmative finding that the performance criteria were met based on the level of achievement (or failure to achieve) each of the performance targets discussed below, and upon the Company filing its Annual Report on Form 10-K:

Number of Shares of Performance-Based Common Stock that Vested on January 1, 2020

Name	If Minimum Thresholds are Not Met	At 100% of Target Performance
Mr. Mowry(1)	0	10,184
Mr. Ahmad(2)	N/A	N/A
Mr. Reinstein(3)	0	0
Ms. Gardiner(4)	0	0
Mr. Richey	0	20,718

(1)

Mr. Mowry’s employment commenced on July 8, 2019. At that time, he was awarded a performance-based restricted stock unit award covering a target of 67,897 Shares. This award is subject to performance-based criteria relating to the achievement of the Company’s annual operating budget for non-GAAP operating margin measured over four performance periods that consist of the period of 2019 during which Mr. Mowry is employed with the Company and each of the Company’s fiscal years 2020, 2021 and 2022, with the percentage of the target Shares subject to the award allocated to each such performance periods equal to 15%, 25%, 30%, and 30%, respectively.

(2)	Mr. Ahmad’s employment commenced on November 15, 2019, on a consulting basis, and he remains employed with FLG Partners, LLC. Accordingly, he was not awarded any PSUs in 2019.
(3)	Mr. Reinstein resigned effective as of January 4, 2019, and did not receive an equity award in 2019.
(4)	Because Ms. Gardiner resigned effective as of November 15, 2019, her shares were forfeited.

Benefits

We provide the following benefits to our Named Executive Officers (other than Mr. Ahmad) generally on the same basis as the benefits provided to all employees. These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Short-term and long-term disability insurance;

•	401(k) plan with 25% employer matching contributions, capped at 6% of total employee eligible contributions;

•	ESPP participation eligibility (see below); and

•	Flexible Spending Accounts.

Employee Stock Purchase Plan

We maintain a 2004 Employee Stock Purchase Plan (ESPP) that provides eligible employees with the opportunity to purchase shares of our common stock at a 15% discounted price to the lower of the fair market value at either the beginning or the end of the applicable offering period.

Post-Employment Compensation

Except for COC Agreements, we do not have employment agreements with any of our Named Executive Officers. We have Change of Control and Severance Agreements with each of our Named Executive Officers, except for Fuad Ahmad, our Interim Chief Financial Officer. The purpose of these agreements is to provide incentives to our Named Executive Officers to continue their employment with the Company and not be distracted by the possibility of loss of employment as a result of an acquisition of the Company or for other reasons. For a summary of the material terms and conditions of these COC Agreements, see Potential Payments Upon Termination or Change in Control below.

Internal Revenue Code Section 162(m) and Limitations on Executive Compensation

Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer, chief financial officer, and each of the three other most highly-compensated executive officers in any taxable year.

The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The new law expands the types of compensation subject to the $1 million limitation under Section 162(m) of the Code to include compensation that was previously deductible as “performance based compensation” and to also now include the chief financial officer as a covered employee. In addition, the new rule expands the definition of a “covered employee” to include any individuals who have previously been a covered employee for any years after December 31, 2016.

The Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to provide one or more of our executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards tied to our financial performance or equity incentive awards tied to the executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”) for our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Securities Authorized for Issuance Under Equity Compensation Plans

Our stockholders have approved each of our equity compensation plans, which are as follows:

•	2019 Equity Incentive Plan; and

•	2004 Employee Stock Purchase Plan.

The following table provides information regarding the shares of Cutera common stock that may be issued upon the exercise of stock options, RSUs, PSUs, and the projected ESPP contributions under our equity compensation plans as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) ($)
Equity compensation plans approved by security holders	350,626	25.52	(1)	1,193,344
Equity compensation plan not approved by security holders	—	—		—
Total	350,626	$25.52	(1)	1,193,344

(1)	The weighted average exercise price does not take into account outstanding RSUs or PSUs, which have no exercise price.

Other Compensation Practices and Policies

Stock Ownership Guidelines

To enhance our overall corporate governance practices and executive compensation program, our Board adopted Stock Ownership Guidelines on July 28, 2017 for our officers (as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) (“Executives”). The Stock Ownership Guidelines were amended and restated in their entirety by Amended and Restated Stock Ownership Guidelines adopted by our Board on June 11, 2019, which the Compensation Committee intends to review annually. These guidelines are designed to align our executive officers’ interests with our stockholders’ long-term interests by promoting long-term ownership of our common stock, which our Board believes reduces the incentive for excessive short-term risk taking. These guidelines provide that our Chief Executive Officer and our other Executives must hold shares of our common stock having a value not less than three times and one time, respectively, of their annual salary. Each Executive has five years from the date of his or her appointment, or if an Executive at the time of the adoption of the Stock Ownership Guidelines, four years from the adoption of the Stock Ownership Guidelines (July 28, 2017), to attain such level of ownership. Additionally, our Executives must hold at least 50% of any shares received pursuant to stock options, stock appreciation rights, vested restricted stock awards, restricted stock units, performance shares or performance units (net of taxes) for a minimum of one year following vesting and delivery.

As of April 1, 2020, the current Named Executive Officers’ holdings and targeted guidelines were as follows:

	Stock Ownership	Minimum Stock
Named Executive Officer	as of April 1, 2020	Ownership Required(1)
Mr. Mowry	26,000	154,761	(2)
Mr. Ahmad(3)	N/A	N/A
Mr. Reinstein(4)	N/A	N/A
Ms. Gardiner(5)	N/A	N/A
Mr. Richey	69,138	45,634	(6)

(1)	Based on the closing stock price of $12.60 on April 1, 2020.
(2)	Minimum stock ownership required by July 2024.
(3)	As a contracted Interim Chief Financial Officer, Mr. Ahmad has not received any stock ownership and is not subject to the Company’s stock ownership guidelines.
(4)	Resigned from all roles with the Company on January 4, 2019 and no longer subject to stock ownership guidelines.
(5)	Resigned from all roles with the Company on November 15, 2019 and no longer subject to stock ownership guidelines.
(6)	Minimum stock ownership required by July 2023.

Insider Trading Compliance Program

According to our Insider Trading Compliance Program, no employee of the Company, including, but not limited to, our executive officers and directors, may invest in derivatives of the Company’s securities. This prohibition includes, but is not limited to, trading in put or call options related to securities of the Company or otherwise hedging or offsetting any decrease in the market value of securities.

Clawback Policy

Our Clawback Policy, which covers all Named Executive Officers, allows for recovery of performance-based compensation if a Named Executive Officer’s intentional misconduct:

•	violates the law, our Code of Business Conduct and Ethics, or any significant ethics or compliance policy; and

•	results in material financial or reputational harm, or results in a need for a restatement of our consolidated financial statements.

The compensation elements that are subject to recovery under this policy include:

•	All amounts paid under the Management Bonus Program; and

•	All awards under the 2019 Equity Incentive Plan and any successor equity incentive plans, whether exercised, vested, unvested, or deferred.

All recoveries are determined in the sole discretion of the Compensation Committee.

2019 Summary Compensation Table

The following table sets forth summary compensation information for the fiscal years ended December 31, 2019, 2018 and 2017 for our Named Executive Officers.

Name, Principal Position, and Year	Salary ($)		Bonus ($)(1)		Option Awards ($)(2)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
David H. Mowry,
Chief Executive Officer
2019(4)	310,227		100,000		—	2,741,681	2,109	(3)	3,154,017
2018	—		—		—	—	—		—
2017	—		—		—	—	—		—
Fuad Ahmad,
Interim Chief Financial Officer
2019(5)	—		—		—	—	160,650		160,650
2018	—		—		—	—	—		—
2017	—		—		—	—	—		—
James A. Reinstein,
Former President and Chief
Executive Officer
2019	10,890	(6)	—		—	—	638,063	(7)	648,953
2018	575,000		112,125			478,707	3,755		1,169,587
2017	489,583		350,189		181,737	5,241,200	2,019		6,264,728
Sandra A. Gardiner,
Former Executive Vice
President & Chief Financial
Officer
2019(8)	336,875		38,500	(9)	—	263,944	39,363	(10)	678,682
2018	350,000		34,125			251,301	3,825		639,251
2017	29,167		14,902		258,785	339,242	—		642,095
R. Jason Richey,
President and Former Chief
Operating Officer and Former
Interim Chief Executive
Officer
2019	538,674		474,706	(12)	—	1,398,355	5,356	(13)	2,417,091
2018(11)	241,979		—		—	2,304,903	1,042		2,547,924
2017	—		—		—	—	—		—

(1)

With the exception of the amount paid to Ms. Gardiner in 2019, the amounts reported in this column represent the bonus paid for each of the years covered in the table in accordance with our discretionary Management Bonus Program (see section above describing our discretionary Management Bonus Program) for our Named Executive Officers.

(2)

The amounts reported in this column represent the aggregate grant fair value of equity awards granted during each of the fiscal years 2019, 2018 and 2017 calculated in accordance with ASC Topic 718. See Note 6 of the Consolidated Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 16, 2020 for a discussion of the valuation assumptions for stock-based compensation.

(3)	Amounts represent vested 401(k) employer-match contributions.
(4)

Mr. Mowry joined the company as Chief Executive Officer on July 8, 2019. Amounts reflected, if any, in the Columns titled “Salary ($)” and “Bonus ($)” represent prorated amounts based on the start date of Mr. Mowry’s employment with the Company.

(5)	Mr. Ahmad was appointed on a consulting basis as Interim Chief Financial Officer effective November 15, 2019, and 2019 amounts reflect compensation paid to the consulting firm, FLG Partners, LLC.
(6)	Mr. Reinstein resigned as an officer of the Company effective January 4, 2019, and 2019 amounts are reflective of all compensation he earned and/or received during the 2019 year.
(7)

This amount consists of a severance payment paid to Mr. Reinstein upon his resignation, as well as vested 401(k) employer-match contributions, employer contributions to a health savings account, and PTO payments required upon Mr. Reinstein’s resignation.

(8)	Ms. Gardiner resigned as an officer of the Company effective November 15, 2019, and 2019 amounts are reflective of all compensation she earned and/or received during the 2019 year.
(9)	This amount reflects payment of a special retention bonus approved by the Board related to the resignation of Mr. Reinstein in January 2019.
(10)	This amount consists of vested 401(k) employer-match contributions and paid time off payments required upon Ms. Gardiner’s resignation.
(11)

Mr. Richey joined the company as Chief Operating Officer on July 9, 2018. Amounts reflected, if any, for 2018 in the Columns titled “Salary ($)” and “Bonus ($)” represent prorated amounts based on the start date of Mr. Richey’s employment with the Company. Effective July 8, 2019, Mr. Richey was appointed President. Amounts reflected in 2019 represent all compensation he earned and/or received during the 2019 year.

(12)	This amount includes payment of a $50,500 special retention bonus approved by the Board related to the resignation of Mr. Reinstein in January 2019.
(13)	Amounts represent vested 401(k) employer-match contributions and health savings account contributions.

2019 Grants of Plan-Based Awards Table

The following table lists grants of plan-based RSU and PSU awards made to our Named Executive Officers during the fiscal year ended December 31, 2019.

					Stock Awards:	Option Awards:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Number of Shares of Stock or Units	Number of Securities Underlying Options	Base Price of Awards ($) (1)	Grant Date Fair Value of Awards ($) (1)
		Threshold	Target	Maximum
Mr. Mowry	7/8/2019	—	—	—	135,794	—	20.19	2,741,681
Mr. Ahmad	—	—	—	—		—	—	—
Mr. Reinstein	—	—	—	—	—	—	—	—
Ms. Gardiner	2/12/2019	—	—	—	36,256	—	14.48	524,987
Mr. Richey	2/12/2019	—	—	—	41,436	—	14.48	599,993
	7/8/2019				54,318		20.19	1,096,680

(1)

The amounts reported in this column reflect the fair value of equity awards calculated in accordance with ASC Topic 718. See Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 16, 2020 for a discussion of the valuation assumptions for our stock-based compensation.

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table lists the outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2019.

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Earned Options Exercisable	Number of Securities Underlying Unexercised Unearned Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested ($)	Date Awards Will be Fully Vested
Mr. Mowry	—	—	—	—
					57,712	(1)	1,165,205	1/1/2023
					67,897	(2)	1,370,840	7/8/2023
Mr. Ahmad	—	—	—	—
Mr. Reinstein	—	—	—	—
Ms. Gardiner	—	—	—	—
Mr. Richey	—	—	—	—
					42,578	(3)	1,728,667	7/9/2022
					17,610	(4)	256,402	1/1/2020
					20,718	(5)	301,654	1/1/2023
					27,159	(6)	548,340	1/1/2020
					27,159	(7)	548,340	7/8/2023

(1)

These PSU awards would have vested on March 16, 2020, subject to the achievement of each of the performance targets discussed herein. The actual number of shares that vested on March 16, 2020, represents 12.75% of the awarded shares based on the achievement (or failure to achieve) the performance targets.

(2)	One-fourth of the RSU awards underlying this award vest in equal amount on each July 8 of 2020, 2021, 2020 and 2023.
(3)

These PSU awards would have vested on March 16, 2020, subject to the achievement of each of the performance targets discussed herein. The actual number of shares that vested on March 16, 2020, represents 85% of the awarded shares based on the achievement (or failure to achieve) the performance targets.

(4)	One-fourth of the RSU awards underlying this award vest on the first, second, third and fourth anniversary of the vesting commencement date of January 1, 2019.
(5)	One-fourth of the RSU awards underlying this award vest on the first, second, third and fourth anniversary of the vesting commencement date of July 9, 2018.
(6)	The RSU awards underlying this award vest in full on January 1, 2020.
(7)	One-fourth of the RSU awards underlying this award vest on the first, second, third and fourth anniversary of the vesting commencement date of July 8, 2019.

2019 Options Exercised and Stock Vested Table

The following table lists the stock options exercised by, and stock awards vested to, our Named Executive Officers in the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting ($)(1)
Mr. Mowry	—	—	—	—
Mr. Ahmad	—	—	—	—
Mr. Reinstein	—	—	11,938	220,729
Ms. Gardiner	—	—	1,368	23,283
Mr. Richey	—	—	14,193	309,549

(1)	The amounts reported in this column represent the fair market value of the shares of our common stock on the vesting date of each Named Executive Officer’s outstanding RSU awards.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our executive officers, including our Named Executive Officers, during 2019.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our executive officers, including our Named Executive Officers, during 2019.

Employment Agreements

Other than Change of Control and Severance Agreements discussed herein, we do not have employment agreements with any of our Named Executive Officers.

Potential Payments Upon Termination or Change in Control

Single Trigger

In 2017, after consulting with Compensia, the Compensation Committee recommended that we enter into revised Change of Control (“COC”) Agreements with each of our Named Executive Officers. These revised agreements provide that if a Named Executive Officer’s employment with the Company is terminated by the Company without “cause” (as defined in the applicable COC Agreement) or by the Named Executive Officer for “good reason” (as defined in the agreement) not in connection with a COC (either prior to three months before or after 12 months following a COC, as defined in the agreement) of the Company (commonly referred to as “single trigger”), the Named Executive Officer will receive, subject to signing a release of claims in favor of the Company, the following severance payment:

Named Executive Officer	Lump Sum Severance Payments
Mr. Mowry	100% of base salary; 100% of actual bonus paid in the prior fiscal year; and 12 months of COBRA reimbursement
Mr. Ahmad(3)	N/A
Mr. Reinstein(1)	N/A
Ms. Gardiner(2)	N/A
Mr. Richey	100% of base salary; 100% of actual bonus paid in the prior fiscal year; and 12 months of COBRA reimbursement

(1)	Mr. Reinstein resigned his employment with the Company effective January 4, 2019 at which time his Change of Control and Severance Agreement terminated.
(2)	Ms. Gardiner resigned her employment with the Company effective November 15, 2019 at which time her Change of Control and Severance Agreement terminated.
(3)

Mr. Ahmad was appointed on a consulting basis as Interim Chief Financial Officer effective November 15, 2019 through the consulting firm, FLG Partners, LLC and does not have a Change of Control and Severance Agreement.

Double Trigger

These agreements also provide that if a Named Executive Officer’s employment with the Company is terminated by the Company without “cause” or by the Named Executive Officer for “good reason” and such termination occurs within the period beginning three months before, and ending 12 months following, a COC of the Company and in connection with a COC (commonly referred to as “double trigger”), the Named Executive Officer will receive, subject to signing a release of claims in favor of the Company:

(I)	A severance payment based on the annual base salary as in effect immediately prior to such termination or, if greater, at the level in effect immediately prior to the COC, as follows:

Named Executive Officer	Lump Sum Severance Payments
Mr. Mowry	100% of base salary; 100% of actual bonus paid in the prior fiscal year; and 12 months of COBRA reimbursement
Mr. Ahmad(3)	N/A
Mr. Reinstein(1)	N/A
Ms. Gardiner(2)	N/A
Mr. Richey	100% of base salary; 100% of actual bonus paid in the prior fiscal year; and 12 months of COBRA reimbursement

(1)	Mr. Reinstein resigned his employment with the Company effective January 4, 2019 at which time his Change of Control and Severance Agreement terminated.
(2)	Ms. Gardiner resigned her employment with the Company effective November 15, 2019 at which time her Change of Control and Severance Agreement terminated.
(3)

Mr. Ahmad was appointed on a consulting basis as Interim Chief Financial Officer effective November 15, 2019 through the consulting firm, FLG Partners, LLC and does not have a Change of Control and Severance Agreement.

and

(II) (II)

Automatic vesting in full of all outstanding and unvested equity awards that solely vest on a time basis held by each Named Executive Officer as of the date of the COC. If, however, such equity awards are to vest and/or the amount of the awards to vest is to be determined based on the achievement of performance criteria (e.g. PSU), then the equity awards are cancelled.

The COC Agreements are for an initial term of three years, and will extend for an additional year unless the Company or the applicable Named Executive Officer provides written notice at least 60 days prior to the third anniversary of the COC Agreement. The COC Agreements of our Named Executive Officers expire as follows:

Named Executive Officer	COC Expiration Date
Mr. Mowry	July 8, 2023
Mr. Ahmad(3)	N/A
Mr. Reinstein(1)	N/A
Ms. Gardiner(2)	N/A
Mr. Richey	July 9, 2021

(1)

Mr. Reinstein resigned all positions with the Company on January 4, 2019 and entered into a Separation Agreement and Release at that time which supersedes and replaces all agreements with the Company related to his employment with and separation from the Company.

(2)	Ms. Gardiner resigned all positions with the Company on November 15, 2019.
(3)

Mr. Ahmad was appointed on a consulting basis as Interim Chief Financial Officer effective November 15, 2019 through the consulting firm, FLG Partners, LLC and does not have a Change of Control and Severance Agreement.

For purposes of these agreements, “cause” means a Named Executive Officer’s termination of employment only upon:

(i)

His or her willful failure to substantially perform his or her duties (subject to notice and a reasonable period to cure), other than a failure resulting from his or her complete or partial incapacity due to physical or mental illness or impairment;

(ii)	His or her willful act which constitutes gross misconduct and which is injurious to the Company;

(iii)	His or her willful breach of a material provision of the agreement (subject to notice and reasonable period to cure); or

(iv)	His or her knowing, material and willful violation of a federal or state law or regulation applicable to the business of the Company.

For purposes of these agreements, “good reason” means a Named Executive Officer’s termination of employment within 90 days following the expiration of any cure period following the occurrence of one or more of the following, without his or her consent:

(i)	a material reduction in his or her authority, duties, or responsibilities relative to duties, position or responsibilities in effect immediately prior to such reduction;

(ii)	a material reduction in his or her cash compensation as in effect immediately prior to such reduction; or

(iii)

a material change in the geographic location at which he or she must perform services (in other words, the relocation of the Named Executive Officer to a facility that is more than 50 miles from his or her then-current location).

The following table lists our current Named Executive Officers and the estimated payments and benefits that each of them would have received had their employment with the Company been terminated without “cause” or had they resigned for “good reason” on April 1, 2020 not in connection with a change of control of the Company.

Name	Estimated Total Value of Cash Payment ($)		Estimated Total Value of Health Coverage Continuation ($)
Mr. Mowry	650,000	(1)	23,892
Mr. Ahmad(2)	N/A		N/A
Mr. Richey(3)	999,206		17,743

(1)

Mr. Mowry joined the Company on July 8, 2019 and was not eligible for a Management Bonus and did not receive an “actual bonus paid” as described in the Change of Control and Severance Agreement. Accordingly, this estimate does not reflect any actual bonus paid in 2019.

(2)

Mr. Ahmad was appointed on a consulting basis as Interim Chief Financial Officer effective November 15, 2019 through the consulting firm, FLG Partners, LLC and does not have a Change of Control and Severance Agreement.

(3)	Mr. Richey did not receive a Management Bonus in 2019 for the Company’s performance in 2018. Accordingly, this estimate does not reflect any actual bonus paid in 2019.

The following table lists our current Named Executive Officers and the estimated payments and benefits that each of them would have received had their employment with the Company been terminated without “cause” or had they resigned for “good reason” in connection with a change of control of the Company on April 1, 2020.

Name	Estimated Total Value of Cash Payment ($)	Estimated Total Value of Health Coverage Continuation ($)	Value of Accelerated Equity ($)(1)
Mr. Mowry	650,000	23,892	2,536,046
Mr. Ahmad(2)	N/A	N/A	N/A
Mr. Richey	999,206	17,743	3,383,403

(1)

We estimated the value of acceleration of any outstanding and unvested stock option and RSU awards held by each of our current Named Executive Officers based on a market price of $12.60 per share for Cutera common stock at close of the market on April 1, 2020. Awards that vest based on the achievement of performance criteria (e.g. PSUs) are cancelled in accordance with the terms of our 2019 Equity Incentive Plan.

(2)

Mr. Ahmad was appointed on a consulting basis as Interim Chief Financial Officer effective November 15, 2019 through the consulting firm, FLG Partners, LLC and does not have a Change of Control and Severance Agreement.

Severance payments upon termination or change in control would be payable to the recipient only if the Named Executive Officer signs and does not revoke a release of claims with the Company (in a form reasonably acceptable to the Company) and provided that such release of claims becomes effective no later than sixty (60) days following the termination date. In addition, the Named Executive Officer would need to have complied and agreed to comply with the terms of any confidential information agreement executed by Named Executive Officer in favor of the Company and the provisions of the severance agreements.

Principal Executive Officer Pay Ratio Disclosure

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Item 402(u) of Regulation S-K, we are providing disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO for a substantial portion of 2019 was Mr. Mowry and thus is used for the below-calculation. When identifying the median employee, the Board determined that there has been no change between 2018 and 2019 in our employee population or employee compensation arrangements that it believes would significantly impact the pay ratio disclosure.

	PEO(1) ($)		Median Employee(2) ($)
Total Compensation(3)	3,493,790		102,262
PEO to Median Employee Pay Ratio		34.2:1
Pay Ratio Excluding Initial Award And Relocation Bonus(4)		6.4:1

(1)	Because Mr. Mowry began serving as the PEO on July 8, 2019, the Total Compensation for PEO is reflective of Mr. Mowry’s annualized compensation in 2019.
(2)

Our median employee was determined using all employees as of December 31, 2017, exclusive of our Chief Executive Officer. At that time, we had two employees who were the median employee, one of which remained employed with us as of December 31, 2019. Since the time at which we selected our median employee, there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. Wages and salaries were annualized for those employees that were not employed for the full year of 2017. Base salary and cash bonus or sales commission, as appropriate, were considered when determining the median employee. We elected not to include grant date fair value of equity awards in determining the median employee because we determined that equity was not granted widely enough throughout the organization, and could serve to artificially skew the analysis. All compensation not paid in US dollars was converted to US dollars using the historic exchange rate made available by the Federal Reserve System of the U.S. as of December 31 of the year in which the compensation was earned. All equity for our Chief Executive Officer was recorded at grant date fair value.

(3)	Total Compensation includes all components recorded in the Summary Compensation Table with salary for Mr. Mowry annualized.
(4)

We have elected to also disclose a supplemental ratio that excludes both (a) the grant date fair value of the non-standard equity award granted to our Chief Executive Officer in July 2019, and (b) the $100,000 one-time relocation bonus paid to our Chief Executive Officer. Our Chief Executive Officer’s annual total compensation for 2019 includes non-recurring awards of 67,897 restricted stock units vesting 25% of the shares on each of the first four anniversaries of the vesting commencement date (July 8, 2019). The award has a grant date fair value of $1,370,840. Our Chief Executive Officer’s annual total compensation for 2019 also includes a non-recurring performance award of 67,897 performance stock units vesting subject to performance-based criteria relating to the achievement of the Company’s annual operating budget for non-GAAP operating margin measured over four performance periods that consist of the period of 2019 during which Mr. Mowry is employed with the Company and each of the Company’s fiscal years 2020, 2021 and 2022, with the percentage of the target Shares subject to the award allocated to each such performance periods equal to 15%, 25%, 30%, and 30%, respectively. The award has a grant date fair value of $1,370,840. We do not generally make awards of this nature to our Chief Executive Officer annually. This is not expected to be a recurring award. This award was made after consultation with the Compensation Committee’s compensation consultant, Compensia, and was intended to be an initial inducement award upon joining the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Cutera’s proxy statement.

The foregoing report is provided by the undersigned members of the Compensation Committee.

Gregory A. Barrett, Chairperson

David B. Apfelberg, M.D.

Katherine S. Zanotti

(1)

The material in this report is not deemed soliciting material or filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or are expected to exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related party), had or will have a direct or indirect material interest.

Change of Control and Severance Agreements

We have entered into change of control severance agreements with our Named Executive Officers. See “Named Executive Officers and Executive Compensation—Potential Payments Upon Termination or Change in Control.”

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into after presentation, consideration and approval by our Board and/or our Audit Committee.

OTHER MATTERS

Fiscal Year 2019 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website and are available from the SEC at its website at www.sec.gov. A copy of our annual report may be obtained, without charge, by sending a written request to Cutera, Inc., Attention: Investor Relations, 3240 Bayshore Boulevard, Brisbane, California 94005.

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Darren W. Alch
Darren W. Alch
Vice President, General Counsel & Corporate Secretary
Brisbane, California
April 29, 2020

APPENDIX - A

CUTERA, INC.

2019 EQUITY INCENTIVE PLAN

(As Amended and Restated June 15, 2020)

The Cutera, Inc. 2019 Equity Incentive Plan is hereby amended and restated effective as of June 15, 2020, subject to stockholder approval on June 15, 2020.

1.	Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.	Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which less than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Cutera, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Determination Date” means the latest possible date established by the Administrator, in its discretion, for the calculation of a Performance Goal.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Freestanding SAR” means a SAR that is granted independently of any Option.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Inside Director” means a Director who is an Employee.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award.

(dd) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(ee) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(ff) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(gg) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(hh) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii) “Plan” means this 2019 Equity Incentive Plan, as amended and restated.

(jj) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Section 16(b) “ means Section 16(b) of the Exchange Act.

(nn) “Service Provider” means an Employee, Director or Consultant.

(oo) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

(pp) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

(qq) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr) “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(ss) “Unvested Awards” will mean Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as an Employee and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3.	Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, as of June 15, 2020, the maximum aggregate number of shares of common stock that may be awarded and sold under the Plan is 11,701,192, of which 1,067,206 shares remained available for future awards.

(b) Full Value Awards. Any Shares subject to Awards granted prior to June 14, 2019 with an exercise price less than Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as 2.12 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 2.12 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance. This Section 3(b) shall not apply to Awards granted on or after June 14, 2019.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an

Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 17, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) with the approval of the Company’s stockholders, to institute an Exchange Program;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 22(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market

Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable);

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.	Eligibility and Minimum Vesting.

(a) Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Minimum Vesting. Except as provided below, all Awards granted on or after June 14, 2019 that are designated to be settled in Shares shall be subject to the following minimum vesting requirements. All such time-based Awards shall vest over a period of at least one year from the date the Award was granted. All such performance-based Awards shall vest over a Performance Period of not less than one year, which may include the Fiscal Year during which the Award is granted. The foregoing minimum vesting requirements shall not apply: (i) with respect to 5% of the Shares which remain available for future awards as set forth in Section 3(a) (such 5% being the “Carve-Out Exception”), and (ii) to the vesting of an Award that is accelerated as a result of a Participant’s death or Disability, a Change in Control under terms consistent with this Plan or the Administrator’s exercise of discretion in accordance with the terms of this Plan. To the extent Section 3(a) is amended to increase the number of Shares reserved therein, then 5% of the Shares subject to such increase shall be added to, and increase, the number of Shares subject to the Carve-Out Exception.

6.	Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The following limitations will apply to grants of Options:

(1) No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares.

(2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.

(3) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17.

(4) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 17), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above.

(b) Term of Option. The term of each Option will be stated in the Award Agreement, but in no event will the term be greater than seven (7) years from the date of grant. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

c) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but the per Share exercise price will be no less than 100% of Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Nonstatutory Stock Options may be grated with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(3) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(4) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.	Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends or other distributions paid with respect to such Shares. Following the lapse of the Period of Restriction, Service Providers will be entitled to receive all dividends or other distributions paid with respect to such Shares that accrue after the lapse of the Period of Restrictions. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability as the Shares with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Performance Restrictions. The Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator.

8.	Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Performance Restrictions. The Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator.

9.	Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider; provided, however, no Service Provider will be granted, in any Fiscal Year, SARs covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service a Service Provider may be granted SARs covering up to an additional 1,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17. In addition, if a SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 17), the cancelled SAR will be counted against the numerical share limits set forth above.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that the per Share exercise price of a SAR will be no less than 100% of the Fair Market Value per Share on the date of grant. However, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Maximum Term/Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing provisions of this Section 9, the rules of Section 6(b) relating to the maximum term, (i.e., that an SAR may not have a term longer than seven (7) years from the date of grant) and Section 6(d) relating to post-termination exercise also will apply to SARs.

(i) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.	Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Performance Restrictions. The Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator.

11.	Formula Award Grants to Outside Directors.

All grants of Awards to Outside Directors pursuant to this Section will be automatic and nondiscretionary and will be made in accordance with the following provisions:

(a) Type of Award. All Awards granted pursuant to this Section will be Restricted Stock and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(b) No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Section or to determine the number of Shares to be covered by such Restricted Stock (except as provided in Sections 11(f), 13 and 17).

(c) Initial Award. Each person who first becomes an Outside Director following the Registration Date will be automatically granted a number of Shares of Restricted Stock determined by dividing $150,000 by the closing market price of the Common Stock on the date such person first becomes an Outside Director and rounding down to the nearest full share (the “Initial Award”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive a First Option.

(d) Subsequent Award. Each Outside Director will be automatically granted a number of Shares of Restricted Stock determined by dividing $100,000 by the closing market price of the Common Stock on the date of the annual meeting of the stockholders of the Company and rounding down to the nearest full share (a “Subsequent Award”), if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(e) Terms. The terms of each Initial Award and the Subsequent Award granted pursuant to this Section will be as follows:

(i) Subject to Section 17, the Initial Award will vest as to 1/3rd of the Shares subject to such Initial Award on each anniversary of its date of grant, provided that the Participant continues to serve as a Director through each such date.

(ii) Subject to Section 17, the Subsequent Award will vest as to 100% of the Shares subject to such Award on the first anniversary of its date of grant, provided that the Participant continues to serve as a Director through such date.

(f) Amendment. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 11, including, without limitation, the number of Shares and exercise prices thereof or the type of Award to be granted, with respect to Awards granted on or after the date the Administrator determines to make any such change or revision.

12. Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement (“Performance Goals”) including: (i) cash position, (ii) earnings per Share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) operating expenses, (vii) product revenues, (viii) profit after-tax, (ix) revenue, (x) revenue growth, and (xii) total stockholder return. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. With respect to any Award, Performance Goals may be used alone or in combination. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

13. Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 13.

14. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16. Dividends. To the extent an Award permits the payment of dividends or other distributions on the Shares underlying the Award, Participants will not be entitled to receive such dividends or other distributions until such Award vests. For the avoidance of doubt, Participants will never be entitled to receive dividends or other distributions paid with respect to Shares underlying an Award that accrue prior to the vesting of such Award.

17. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant not at the request of the successor, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject to the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 17(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

18. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

19. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

20. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

21. Term of Plan. Subject to Section 25 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect until the date of the annual meeting of the stockholders of the Company in 2029, unless terminated earlier under Section 22 of the Plan.

22. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Company Policy. Any Shares received by a Participant pursuant to an Award granted on or after June 14, 2019, shall, to the extent applicable, be subject to the terms of the Company’s Stock Ownership Guidelines, as amended. Further, any amounts, whether in cash or Shares, received by a Participant pursuant to an Award granted on or after June 14, 2019 shall, to the extent applicable, be subject to a right of recoupment by the Company under the terms of the Company’s Clawback Policy adopted by the Board and as further amended from time to time hereafter.

24. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CUTERA, INC.

2020 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Cutera, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated May 4, 2020 and hereby appoints David H. Mowry (our Chief Executive Officer) and J. Daniel Plants (our Director), each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2020 Annual Meeting of Stockholders of Cutera, Inc. to be held on June 15, 2020 at 9:00 a.m., local time, at Cutera’s offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

The Board of Directors of Cutera, Inc. recommends a vote FOR the following proposals:

Please mark your votes as indicated: ☒

				FOR	AGAINST	ABSTAIN
			2. Ratification of BDO USA, LLP as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.	☐	☐	☐
1. Election of Directors:
	FOR	WITHHOLD
				FOR	AGAINST	ABSTAIN
			3. Non-binding advisory vote	☐	☐	☐
Gregory A. Barrett	☐	☐	on the compensation of Named
Executive Officers.
David H. Mowry	☐	☐

Timothy J. O’Shea	☐	☐		FOR	AGAINST	ABSTAIN
			4. Approval of the amendment and restatement of our 2019 Equity Incentive Plan	☐	☐	☐
J. Daniel Plants	☐	☐	to increase the total
number of shares available for issuance under the 2019 Equity Incentive Plan.
Joseph E. Whitters	☐	☐

Katherine S. Zanotti	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020; (3) FOR THE APPROVAL BY NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS; (4) FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2019 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2019 EQUITY INCENTIVE PLAN; AND (5) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY BE BROUGHT PROPERLY BEFORE THE ANNUAL MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)	SIGNATURE(S)	DATE:

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.